                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
     [X]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [ ]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                          NEXTLINK COMMUNICATIONS, INC.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
    (Name of Persons(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:
            __________________________

        (2) Aggregate number of securities to which transaction applies:
            __________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            ____________________________________________________________________

        (4) Proposed maximum aggregate value of transaction:____________________

        (5) Total fee paid:_____________________________________________________

[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:__________________________________________

        (2) Form, Schedule or Registration Statement No.:____________________

        (3) Filing Party:____________________________________________________

        (4) Date Filed:______________________________________________________

                                [NEXTLINK LOGO]

                              BELLEVUE, WASHINGTON
                                 APRIL   , 1998

Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of NEXTLINK Communications, Inc., which is to be held on Wednesday, May 20, 1998, at 10:00 a.m., at the Marina Room, Woodmark Hotel, 1200 Carillion Point, Kirkland, Washington 98033.

     The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement.

     It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure that your shares will be represented. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

     On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of the Company.

                                          Sincerely,

                                          [SIGNATURE]

                                          Wayne M. Perry
                                          Chief Executive Officer

                                          [SIGNATURE]

                                          James F. Voelker
                                          President

                         NEXTLINK COMMUNICATIONS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Nextlink Communications, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of NEXTLINK Communications, Inc. will be held at 10:00 a.m. local time on May 20, 1998, at the Marina Room, Woodmark Hotel, 1200 Carillion Point, Kirkland, Washington 98033 for the following purposes:

     (1) To elect nine directors for a term of one year;

     (2) To consider and vote upon a proposal to approve an additional 5,441,336 shares of Class A Common Stock to be available under the Company's Stock Option Plan;

     (3) To consider and vote upon a proposal to approve the Company's Employee Stock Purchase Plan;

     (4) To consider and vote upon a proposal to change the Company's state of incorporation from Washington to Delaware by a merger with and into a newly formed, wholly-owned Delaware subsidiary;

     (5) To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants; and

     (6) To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on April 13, 1998, will be entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          By Order of the Board of Directors,

                                          [SIGNATURE]

                                          R. Bruce Easter, Jr.
                                          Secretary

Bellevue, Washington
April      , 1998

                                   IMPORTANT

Whether or not you expect to attend the annual meeting in person, we urge you to sign, date, and return the enclosed proxy at your earliest convenience. An addressed envelope, for which no postage is required if mailed in the United States, is enclosed for that purpose. Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option.

                         NEXTLINK COMMUNICATIONS, INC.
                     155 108TH AVENUE NORTHEAST, SUITE 810
                           BELLEVUE, WASHINGTON 98004
                                 (425) 519-8900

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 20, 1998

     This Proxy Statement and the enclosed proxy are furnished to the holders of Class A Common Stock ("Class A Common Stock") of NEXTLINK Communications, Inc. (the "Company") and to the holders of Class B Common Stock ("Class B Common Stock") of the Company in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. local time on May 20, 1998 at the Marina Room, Woodmark Hotel, 1200 Carillion Point, Kirkland, Washington 98033, and any adjournment thereof. As used in this Proxy Statement, Class A Common Stock and Class B Common Stock are referred to together as "Common Stock".

     These proxy materials are being mailed to shareholders commencing on or
about April             , 1998. Expenses of solicitation of proxies will be paid
by the Company. Solicitation will be by mail. There also may be telegraph, telephone or personal solicitations by directors, officers, and employees of the Company, which will be made without paying them any additional compensation. The Company will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation.

     If the enclosed proxy is properly executed and returned, it will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, it will be voted (i) for all of the nominees for the Company's Board of Directors listed in this Proxy Statement, (ii) for approval of an additional 5,441,336 shares of Class A Common Stock to be available under the Company's Stock Option Plan, (iii) for approval of the Company's Employee Stock Purchase Plan, (iv) for approval of the change in the Company's state of incorporation from Washington to Delaware by a merger with and into a newly formed, wholly-owned Delaware subsidiary, and (v) for ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants. If other matters come before the meeting, it will be voted in accordance with the best judgment of the persons named as proxies in the enclosed proxy. Execution of the proxy will not in any way affect a shareholder's right to attend the meeting or prevent voting in person. A proxy may be revoked at any time by delivering written notice to the Secretary of the Company before it is voted.

     Only shareholders of record holding Class A or Class B Common Stock at the close of business on April 13, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The holders of the Company's 14% Senior Exchangeable Redeemable Preferred Stock and 6 1/2% Cumulative Convertible Preferred Stock are not entitled to vote at the Annual Meeting or any adjournment thereof. On March 30, 1998, the Company had outstanding 19,776,481 shares of Class A Common Stock and 33,743,477 shares of Class B Common Stock. The holders of shares of Class A and Class B Common Stock representing a majority of the outstanding voting rights of the shareholders entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Each share of Class A Common Stock has the right to one vote and each share of Class B Common Stock has the right to ten votes on all matters on which holders of Common Stock are entitled to vote. Shareholders' abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Under Washington law and the Company's bylaws, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a director if the votes cast for the nominee exceed the votes cast against the nominee and exceed the votes cast for any other nominee for that position. For the election of directors, an abstention from voting and broker non-votes will have the legal effect of neither a vote for nor against the nominee. All other matters proposed to be considered at the Annual Meeting require for approval that the votes cast favoring the action exceed the votes cast opposing the action. For all matters other than the election of directors, an abstention from voting and broker non-votes, since they are not affirmative votes, will have the same practical effect as a vote against the respective matters.

I.  ELECTION OF DIRECTORS

     The Company's Board of Directors (the "Board") consists of nine Directors. Directors are elected annually and each Director elected at the Annual Meeting will serve a one-year term. Each Director will hold office until the first meeting of shareholders immediately following expiration of his or her term of office and until his or her successor is qualified and elected.

     Although the Board anticipates that all of the nominees will be available to serve as Directors of the Company, if any of them does not accept the nomination, or otherwise is unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board.

     Directors are elected by a plurality of the votes cast by the holders of the Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Any shares not voted (whether by abstention, broker non-vote or votes withheld) are not counted as votes cast for or against the nominees and will be excluded from the vote.

NOMINEES FOR DIRECTOR

     The names, ages and positions with the Company of the nominees for director are listed below.

           NAME             AGE                    POSITION
           ----             ---                    --------
Steven W. Hooper(3)         45    Chairman of the Board of Directors
Wayne M. Perry(1)           48    Vice Chairman and Chief Executive Officer
James F. Voelker(1)         47    President and Director
Craig O. McCaw              48    Director
Dennis Weibling(1)(2)(3)    46    Director
Scot Jarvis(2)              37    Director
William A. Hoglund(1)(2)    44    Director
Sharon L. Nelson(3)         51    Director
Jeffrey S. Raikes           39    Director

---------------
(1) Member of the Executive Committee

(2) Member of the Compensation Committee

(3) Member of the Audit Committee

     Brief biographies of the Company's directors are set forth below.

     Steven W. Hooper. Mr. Hooper has been Chairman of the Board since July 21, 1997. Prior to that, Mr. Hooper was Vice Chairman of the Company since June 16, 1997. Mr. Hooper was formerly President and Chief Executive Officer of AT&T Wireless Services, Inc., following the merger with McCaw Cellular Communications, Inc. ("McCaw Cellular"). Prior to being appointed President and Chief Executive Officer, he served as Chief Financial Officer for two years. This was preceded by five years as Regional President for Cellular One's Pacific Northwest/Rocky Mountain region, where his responsibilities included managing the cellular operations in six western states and Alaska. Mr. Hooper is a member of the Audit Committee of the Board of Directors.

     Wayne M. Perry. Mr. Perry has been Chief Executive Officer of the Company since July 21, 1997 and Vice Chairman of the Company since June 16, 1997. Mr. Perry was formerly Vice Chairman of AT&T Wireless Services, Inc. since September 1994, following the merger with McCaw Cellular. Prior to the merger, he served as Vice Chairman of the Board of McCaw Cellular since June 1989, and before that served as President since December 1985. Prior to becoming President of McCaw Cellular, Mr. Perry served as Executive Vice President and General Counsel and was primary legal officer from 1976 to 1985. Mr. Perry was appointed Vice Chairman of the Board of LIN Broadcasting Corporation on March 5, 1990. He also served as Chairman of the Board of Directors of the Cellular Telecommunications Industry Association, the nationwide wireless industry association, for the 1993/94 term. Mr. Perry is a member of the Executive Committee of the

Association of Local Telecommunication Service. Mr. Perry is a member of the Executive Committee of the Board of Directors.

     James F. Voelker. Mr. Voelker has been the President of the Company since April 1995 and is responsible for developing the company vision and guiding overall operations. From 1981 to 1984, he served as Vice President of Sales, Marketing and Customer Service for Lexitel Corporation, the forerunner of Allnet Communications. Mr. Voelker co-founded Digital Signal Inc. and served as Chief Operating Officer and Chief Executive Officer from 1985 through the company's sale to SP Telecom in 1990. Mr. Voelker became Vice Chairman of City Signal Inc. in 1992. Subsequently, he served as its Chief Executive Officer after the company merged with its sister company Teledial America to form U.S. Signal. Mr. Voelker has served as Vice Chairman of ALTS, the industry Association of Local Telecommunication Service providers and as a director of Phoenix Network Inc., a publicly held long distance company. Mr. Voelker is also a member of the Executive Committee of the Board of Directors.

     Craig O. McCaw. Mr. McCaw has been a director of the Company since September 1994 and was Chief Executive Officer of the Company from September 1994 to July 21, 1997. Mr. McCaw is also Chairman and Chief Executive Officer of Eagle River Investments, LLC ("Eagle River"), a company formed and owned by Mr. McCaw to make strategic investments in telecommunications ventures. Mr. McCaw was the founder, Chairman and Chief Executive Officer of McCaw Cellular, the nation's leading provider of wireless communications services, until the company was sold to AT&T in August 1994. Prior to entering the cellular telephone business in 1983, Mr. McCaw was requested by his family to assume responsibility for the daily operations of a small cable television operation in Centralia, Washington, that he and his three brothers owned. The one-system operation serving 4,000 subscribers eventually grew to be the nation's 20th largest cable operator serving 450,000 subscribers. In 1974, the cable company's services expanded by entering the paging and conventional mobile telephone industries. The company eventually became the fifth largest paging operator in the country, serving approximately 320,000 subscribers in 13 states. In 1981, the company began to develop broad-based cellular telephone services. Later, McCaw Cellular became the nation's largest cellular telephone operator, with cellular system positions in more than 100 U.S. cities, representing more than 100 million potential customers. The company also had interests in wireless data transmissions, personal communications services, air-to-ground phone systems and satellite communications at the time of its sale to AT&T. Mr. McCaw is one of the two principal owners of Teledesic Corporation, which in March 1994 announced plans for a worldwide satellite-based telecommunications system. Mr. McCaw is indirectly a significant stockholder, a director and Chairman of the Operating Committee of Nextel Communications, Inc., a provider of wireless telecommunications services. Mr. McCaw also is a director of Cable Plus, Inc.

     Dennis Weibling. Mr. Weibling has been a director of the Company since January 1997 and had been Executive Vice President of the Company since September 1994. Mr. Weibling also has been President of Eagle River, Inc., an affiliate of Eagle River, since October 1993. Mr. Weibling is a director of Nextel Communications, Inc.'s Board of Directors and a member of its operations, audit and compensation committees. Nextel is a leading provider of integrated wireless communications services for teams of mobile workers. Mr. Weibling serves on the board and executive committee of Teledesic Corporation, a satellite telecommunications company backed by Mr. McCaw and Microsoft founder Mr. William Gates. Mr. Weibling is a director of Cable Plus, one of the leading providers of private cable television and telephony service to residential apartment complexes. A licensed certified public accountant in Washington, Mr. Weibling is a member of the American Society of Certified Public Accountants and the Washington Society of Certified Public Accountants. In addition, Mr. Weibling is a licensed attorney in Ohio and a member of the American Bar Association and Ohio State Bar Association. Mr. Weibling is also a member of the Audit, Compensation and Executive Committees of the Board of Directors.

     Scot Jarvis. Mr. Jarvis has been a director of the Company since January 1997 and, prior to that, had been Executive Vice President of the Company since September 1994, and was a Vice President of Eagle River, Inc. from October 1994 through April 1996. Mr. Jarvis is the co-founder and since March 1997 has been a member of Cedar Grove Partners, L.L.C. Prior to that, Mr. Jarvis was the acting President of the Company from September 1994 to April 1995. Prior to joining Eagle River, Inc., Mr. Jarvis served as Vice President of McCaw Development Corporation from 1993 to 1994 and of McCaw Cellular from 1985 through

1994. During his tenure at McCaw Cellular, Mr. Jarvis served in the positions of General Manager from 1990 to 1993, Vice President of Acquisitions and Development from 1988 to 1990 and Assistant Vice President from 1985 to 1988. Mr. Jarvis also recently served on the Board of Directors or executive committees of: Nextel Communications, Inc., PriCellular Corporation, Horizon Cellular Group, Los Angeles Cellular Telephone Company, Cellular 2000 Partnership, Cybertel Cellular Telephone Company (St. Louis), Northwest Cellular Partnership, and Movitel del Noroeste (Mexico Region). Mr. Jarvis has also served as the President of the Iberia Cellular Telephone Company from 1991 to 1994. Mr. Jarvis is also a member of the Compensation Committee of the Board of Directors.

     William A. Hoglund. Mr. Hoglund has been a director of the Company since January 1997 and, prior to that, had been Executive Vice President of the Company since February 1996. Mr. Hoglund is also Vice President and Chief Financial Officer of Eagle River, Inc. since January 1996. Prior to joining Eagle River, Inc., Mr. Hoglund was Managing Director of J.P. Morgan & Co. in its investment banking group. Mr. Hoglund was employed by J.P. Morgan & Co. from 1977 through 1995, focusing for the past nine years on clients in the telecommunications, cable and media industries. Mr. Hoglund is also a member of the Executive and Compensation Committees of the Board of Directors.

     Sharon L. Nelson. Ms. Nelson has been director of the Company since September 1997 and, prior to that, was Chairman of the Washington Utilities and Transportation Commission ("WUTC") from February 11, 1985 until her resignation on August 15, 1997. Prior to serving on the WUTC, Ms. Nelson served as staff coordinator for the Washington State Legislature's Joint Select Committee on Telecommunications (1983 to 1985), an attorney in private practice (1982 to 1983), legislative counsel to the Consumers Union of the United States (1978 to
1981), staff counsel to the Commerce Committee of the U.S. Senate (1976 to 1978) and secondary school teacher of history and anthropology (1969 to 1973). Ms. Nelson is also the past president of the National Association of Regulatory Utility Commissioners. Ms. Nelson also served on the Federal-State Joint Board on Universal Service created under the Telecom Act and as one of the 20-member negotiating team appointed by the Governors of Washington, Idaho, Oregon and Montana to review the Northwest electric power system. Ms. Nelson is also a member of the Audit Committee of the Board of Directors.

     Jeffrey S. Raikes. Mr. Raikes has been a director of the Company since September 1997. He is also a member of the Executive Committee and the Group Vice President, Sales and Marketing of Microsoft Corporation. As Group Vice President, Mr. Raikes has responsibility for Microsoft's worldwide customer units as well as sales, marketing, support and service in the United States and Canada. Prior to joining the Executive Committee in July 1996, Mr. Raikes was Senior Vice President of Microsoft North America since 1993. Prior to serving as Senior Vice President of Microsoft North America, from 1990, Mr. Raikes was Vice President of Office Systems, where he was responsible for the development and marketing of word processing, workgroup applications and pen computing. From 1984 to 1990, Mr. Raikes was the Director of Applications Marketing, where he was the chief strategist behind Microsoft's graphical applications for the Apple Macintosh and Microsoft Windows as well as leading the product strategy and design of Microsoft Office. Mr. Raikes is also a member of the University of Nebraska Foundation and a Trustee of the Washington State University Foundation

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Company's Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee. There is no standing nominating committee. Messrs. Hooper and Weibling and Ms. Nelson serve on the Audit Committee. The Audit Committee is responsible for reviewing the services provided by the Company's independent auditors on audits and proposed audits of the Company and reviewing the need for internal auditing procedures and the adequacy of internal controls. Messrs. Weibling, Jarvis and Hoglund serve on the Compensation Committee. The Compensation Committee determines executive compensation and stock option awards. Messrs. Perry, Voelker, Weibling and Hoglund serve on the Executive Committee. The Executive Committee exercises all powers of the Board between meetings of the Board, to the maximum extent permitted by law, except those functions assigned to specific committees.

     The Audit Committee did not meet during the year ended December 31, 1997. The Compensation Committee and the Executive Committee each met once during 1997. The Board of Directors met nine times during 1997. During 1997, each Director, except for Messrs. Hooper, Jarvis, McCaw and Weibling, attended at least 75% of the total number of meetings of the Board of Directors that were held during the period in which such Director was a director and committees on which the Director served that were held during the period in which such Director served on such committee. In addition to attending meetings, directors discharge their responsibilities by review of Company reports to directors, visits to Company facilities, and correspondence and telephone conferences with the Company's executive officers and other employees regarding matters of interest and concern to the Company.

COMPENSATION OF DIRECTORS

     Each Director is entitled to reimbursement of out-of-pocket expenses for each Board or Committee meeting attended. Options to purchase a total of 485,470 shares of Class A Common Stock have been granted to non-employee Directors under the Company's Stock Option Plan, of which options to purchase 441,336, 22,067, and 22,067 shares are held by Messrs. Hooper and Raikes and Ms. Nelson, respectively, each with an exercise price of $7.93, and vesting over a period of four years.

EXECUTIVE OFFICERS

     The names, ages and positions of the executive officers of the Company as of December 31, 1997 are listed below.

          NAME            AGE                     POSITION
          ----            ---                     --------
Wayne M. Perry            48    Chief Executive Officer
James F. Voelker          47    President
George M. Tronsrue III    41    Chief Operating Officer
Jan Loichle               50    Vice President, Chief of Local Exchange
                                Operations
Kathleen H. Iskra         41    Vice President, Chief Financial Officer and
                                Treasurer
R. Bruce Easter, Jr.      40    Vice President, General Counsel and Secretary
Charles P. Daniels        41    Vice President, Chief Technology Officer
Michael J. McHale, Jr.    41    Vice President, Chief Marketing Officer
R. Gerard Salemme         44    Vice President, External Affairs and Industry
                                Relations

     Officers identified above serve at the discretion of the Board. Brief biographies of the persons identified above who are not nominees for director are set forth below.

     George M. Tronsrue III. Mr. Tronsrue has been Chief Operating Officer of the Company since October 1997. Prior to that, Mr. Tronsrue was part of the initial management team of ACSI from February 1994 to September 1997, and was responsible for planning and overseeing the operations of ACSI for its first three years serving as Chief Operating Officer, President, Strategy and Technology Development Division and Executive Vice President, Planning and Development. Prior to that, Mr. Tronsrue served as the Regional Vice President of the Central Region of Teleport Communications Group ("TCG"), and as Vice President, Emerging Markets overseeing the start-up of TCG's initial eight cable television partnerships. Before TCG, Mr. Tronsrue was at MFS Communications from its inception in 1987 until 1992. At MFS, Mr. Tronsrue served as Vice President, Corporate Planning and Information Management; Vice President, Field Sales; Vice President and General Manager for MFS New York during its first year of operations and Executive Vice President, MFS Internet. Prior to MFS, Mr. Tronsrue served at MCI from 1983 to 1986 in a variety of engineering and operations roles, culminating as Director of Operations, Michigan and Ohio.

     Jan Loichle. Ms. Loichle has been Vice President, Chief of Local Exchange Operations of the Company since October 1996. Prior to that, Ms. Loichle was the President of NEXTLINK Solutions (which operates the Company's Magic Number service from its virtual communications service center) from July 1995. Prior to joining the Company, Ms. Loichle was Executive Vice President at U.S. Signal in Detroit and Grand Rapids, Michigan from April 1993 to July 1995. At U.S. Signal Ms. Loichle led the development of the enhanced service platform (Magic Number) from concept through production system and implementation. From 1990 to 1993, Ms. Loichle was Assistant Vice President of Finance for SP Telecom in San Francisco. Prior to that, Ms. Loichle was Vice President of Financial Operations for Lexitel/Allnet/ALC in Birmingham, Michigan from December 1980 to October 1989.

     Kathleen H. Iskra. Ms. Iskra has been Vice President, Chief Financial Officer and Treasurer of the Company since January 1996. Prior to that, she was President and Chief Executive Officer of Horizon Air, a wholly owned subsidiary of Alaska Air Group. Prior to her appointment at Horizon Air, Ms. Iskra served as staff Vice President of Finance and Controller of Alaska Airlines and Alaska Air Group. Ms. Iskra's service with Alaska began in 1987, when she was appointed Controller. Prior to joining Alaska, she was an audit manager with Arthur Andersen.

     R. Bruce Easter, Jr. Mr. Easter has been Vice President, General Counsel and Secretary of the Company since January 1995. From 1986 to December 1994, Mr. Easter was an associate and then partner in the law firm of Davis Wright Tremaine in Seattle, Washington, where he focused on communications law and media matters.

     Charles P. Daniels. Mr. Daniels has been Vice President, Chief Technology Officer of the Company since July 1997. Prior to that, Mr. Daniels was Vice President, Chief Marketing Officer of the Company from November 1995. From 1992 to 1995, Mr. Daniels worked for MCI where he was the founder and Program Manager of the network MCI Developers Lab. Mr. Daniels was also a founding member of MCI's Advanced Technology Group. Prior to joining MCI, Mr. Daniels worked for Manufacturers Hanover Trust from 1989 to 1992 as Vice President/Strategic Technology and Research, where he was responsible for evaluating and implementing new technologies that either reduced costs or generated new revenue.

     Michael J. McHale, Jr. Mr. McHale has been Vice President, Chief Marketing Officer of the Company since November 1997. Prior to joining the Company, Mr. McHale served as Vice President and General Manager of the Phoenix market and Regional Vice President at Teleport Communications Group, Inc. from 1993, developing the Phoenix market from its inception. Prior to that, from 1991 to 1993, he was Vice President, Product Marketing and Development at MFS Intelenet, Inc. and was responsible for planning and implementing MFS's initial introduction of switched services in New York City.

     R. Gerard Salemme. Mr. Salemme has been Vice President, External Affairs and Industry Relations of the Company since July 1997. Prior to joining the Company, Mr. Salemme was Vice President, Government Affairs at AT&T Corp. ("AT&T") from December 1994. Prior to joining AT&T, Mr. Salemme was Senior Vice President, External Affairs at McCaw Cellular from 1991 to December 1994.

     The following persons are the presidents of the Company's operating subsidiaries.

       NAME           AGE                       POSITION
       ----           ---                       --------
Hugh C. Cathey        47     President of NEXTLINK Ohio, L.L.C.
Don Hillenmeyer       52     President of NEXTLINK Tennessee, L.L.C.
Jeff C. Stone         40     President of NEXTLINK Interactive, L.L.C.
Dwayne Nielson        43     President of NEXTLINK Utah, L.L.C.
Gary Rawding          46     President of NEXTLINK Pennsylvania, L.P.
Donald W. Sessamen    64     President of NEXTLINK California, L.L.C.
Richard Kingston      38     President of NEXTLINK Illinois, Inc.
Ron Scott             48     President of NEXTLINK One, Inc.

     Hugh C. Cathey. Mr. Cathey has been the President of NEXTLINK Ohio since August 1996. Prior to joining the Company, Mr. Cathey had nearly 20 years of experience in the telecommunications industry. From 1993 to 1996, Mr. Cathey was President and Chief Executive Officer of Digital Network, Inc., a publicly traded, facilities-based long distance company based in Dallas, Texas. From 1989 to 1993, Mr. Cathey served as President and Chief Executive Officer of United Telemanagement, Inc. Prior to that, Mr. Cathey held sales and product management positions of increasing responsibility with AT&T, culminating as the senior executive of a business unit of AT&T with annual revenues of approximately $100 million. During Mr. Cathey's tenure at United Telemanagement, Inc., that company filed a petition under the Federal bankruptcy laws.

     Don Hillenmeyer. Mr. Hillenmeyer has been the President of NEXTLINK Tennessee since March 1995. Prior to joining the Company in March of 1995, Mr. Hillenmeyer was president of MCMG, Inc., a Nashville-based wireless communications management consulting and operations firm specializing in running Rural Service Areas for independent cellular telephone owners. Before founding MCMG, Inc., Mr. Hillenmeyer held various senior management positions at McCaw Cellular and was responsible for 13 southern states from August 1986 to February 1990.

     Jeff C. Stone. Mr. Stone has been the President of NEXTLINK Interactive (the IVR subsidiary) since August 1, 1997. Prior to joining the Company, Mr. Stone was Vice President and General Manager for the Western Region of WorldCom, Inc. (previously MFS Telecom, Inc.) from 1994 to July 1997. Prior to that, from 1989 to 1994, Mr. Stone was the Director of Sales and Marketing of Associated Communications of Los Angeles.

     Dwayne Nielson. Mr. Nielson has been President of NEXTLINK Utah since February 1996. Prior to joining the Company, Mr. Nielson was Assistant Vice President, Consumer and Small Business Market, at Sprint Corporation from October 1994 to February 1996. Prior to that, from August 1985 through October 1994, Mr. Nielson held a variety of sales and marketing positions at Sprint and United Telephone.

     Gary Rawding. Mr. Rawding has been President of NEXTLINK Pennsylvania since September 1994. Prior to founding Penns Light Communications, Inc., certain assets of which were acquired by the Company in September 1994, he served as Vice President of Sales and Marketing at Eastern TeleLogic Corporation from 1989 until 1993. Prior to joining Eastern TeleLogic, Mr. Rawding held various positions with Bell Atlantic Corporation.

     Donald W. Sessamen. Mr. Sessamen has been President of NEXTLINK California since November 1996. Prior to that, Mr. Sessamen acted as a consultant to the Company. Prior to acting as a consultant to the Company, Mr. Sessamen joined Brooks Fiber California in 1994 as President, after the company acquired Phoenix Fiberlink. At Brooks Fiber California, Mr. Sessamen completed the installation of the San Jose system and managed the entry into switched services in the Sacramento market. From 1991 to 1994, Mr. Sessamen was Executive Vice President of Operations, Engineering and MIS at SP Telecom, a fiber optic systems construction and wholesale transmission company using Southern Pacific Railroad rights-of-way east of the Mississippi River. At SP Telecom, Mr. Sessamen led SP Telecom's entry into switch-based products utilizing the Northern Telecom DMS 250 Super Node, introducing innovative switch-based products.

     Richard Kingston. Mr. Kingston has been the President of NEXTLINK Illinois since July 1997. Prior to joining the Company, Mr. Kingston was the Western Regional Vice President/General Manager of American Communications Services, Inc. from April 1994 to July 1997. Prior to that, Mr. Kingston operated his own telecommunications company, King Communications, Inc., from January 1992 to January 1994. From December 1990 to January 1992, Mr. Kingston was West Region Agent Manager for Telesphere Communications, Inc. and from 1988 to December 1990, Mr. Kingston was Director of Carrier Sales at MFS Communications Company, Inc.

     Ron Scott. Mr. Scott has been President of NEXTLINK One since October 1997. From 1996 to October 1997, Mr. Scott operated his own telecommunications company, RESLINK, Inc., a provider of residential multi-tenant services to the multi-dwelling unit marketplace. From 1994 to 1996, he was Vice Chairman, Chief Operating Officer and Executive Vice President of Shared Technologies, Inc. In 1986, Mr. Scott founded, and from 1986 to 1994, Mr. Scott was the President and Chief Executive Officer of, Access Telemanagement, Inc. Also from 1990 to 1994, he was General Managing Partner of Access Communication Group, L.P., which was acquired by Shared Technologies in 1994.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information, as of December 31, 1997, with respect to the beneficial ownership of the Company's voting stock by
(i) the Company's Board of Directors and persons having agreed to be named thereto, (ii) the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who were executive officers at December 31, 1997, and (iii) all directors, and persons having agreed to be named a director, and executive officers as a group. Except as otherwise specified, each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite their name.

                                                             SHARES BENEFICIALLY OWNED(1)
                                            ---------------------------------------------------------------
                                                                                                PERCENT OF
                                                                           PERCENT OF TOTAL        TOTAL
                                            AMOUNT AND                          SHARES            VOTING
     NAME AND ADDRESS OF        TITLE OF    NATURE OF       PERCENT OF        OUTSTANDING          POWER
       BENEFICIAL OWNER          CLASS      OWNERSHIP        CLASS(%)             (%)               (%)
     -------------------        --------    ----------      -----------    -----------------    -----------
Craig O. McCaw................  Class A          6,620(2)          *
                                Class B     19,138,253(2)      56.71             36.18             53.66
Dennis Weibling...............  Class A          1,500             *
                                Class B     18,871,787(3)      55.92             35.67             52.92
James F. Voelker..............  Class A        316,456(4)       1.63
                                Class B      1,436,172(5)       4.10              3.26              4.04
Wayne M. Perry................  Class A              0             0
                                Class B         58,825             *                 *                 *
Steven W. Hooper..............  Class A         40,000(6)          *
                                Class B         58,825             *                 *                 *
Scot Jarvis...................  Class A              0             0
                                Class B        295,820(7)          *                 *                 *
William A. Hoglund............  Class A          8,000             *
                                Class B              0             0                 *                 *
Sharon L. Nelson..............  Class A              0             0
                                Class B              0             0                 *                 *
Jeffrey S. Raikes.............  Class A              0             0
                                Class B              0             0                 *                 *
Kathleen H. Iskra.............  Class A         44,312(4)          *
                                Class B              0             0                 *                 *
Jan Loichle                     Class A         36,508(4)          *
                                Class B              0             0                 *                 *
R. Bruce Easter, Jr...........  Class A         43,967(4)          *
                                Class B              0             0                 *                 *
All directors and executive
  officers as a group (16
  persons)....................  Class A        615,009(4)       3.14
                                Class B     20,987,895(8)      61.01             40.04             57.90

---------------
(1) In accordance with rules of the Securities and Exchange Commission ("SEC"), each beneficial owner's holdings have been calculated assuming full exercise of outstanding options exercisable by such owner within 60 days after December 31, 1997, but no exercise of outstanding options held by any other person.

(2) Represents shares of Class A Common Stock issuable upon exercise of stock options that are exercisable or exercisable within 60 days from December 31, 1997 and Class B Common Stock held beneficially by Mr. McCaw as a result of his ownership interests in Eagle River and NEXTLINK, Inc.

(3) Mr. Weibling, who is President of Eagle River, Inc., an affiliate of Eagle River, disclaims beneficial ownership in all securities held by Eagle River, except to the extent of his pecuniary interest therein. Mr. Weibling is a member of Eagle River.

(4) Includes shares of Class A Common Stock issuable upon exercise of stock options that are either currently exercisable or are exercisable during the next 60 days from December 31, 1997.

(5) Includes shares of Class B Common Stock that are eligible for acquisition upon exercise of a currently exercisable stock option, which was exercised in part on August 26, 1997, resulting in the issuance of 921,314 shares, leaving 654,858 unissued.

(6) Includes 25,000 shares of Class A Common Stock held by Mr. Hooper as trustee of irrevocable trusts for the benefit of Mr. Perry's four children, for which Mr. Perry exercises no voting or investment control.

(7) Includes 59,164 shares of Class B Common Stock held by the Rowena Family Limited Liability Company, of which Mr. Jarvis is the sole managing member.

(8) See notes (3), (4), (6) and (7) above.

*   Less than 1%.

     Set forth in the table below is information, as of December 31, 1997, with respect to persons known to the Company to be the beneficial owners of more than five percent of the Company's issued and outstanding voting stock (other than officers and directors):

                                                             SHARES BENEFICIALLY OWNED(1)
                                               --------------------------------------------------------
                                                                                             PERCENT OF
                                               AMOUNT AND    PERCENT     PERCENT OF TOTAL      TOTAL
       NAME AND ADDRESS OF         TITLE OF    NATURE OF        OF            SHARES           VOTING
        BENEFICIAL OWNER            CLASS      OWNERSHIP     CLASS(%)     OUTSTANDING(%)      POWER(%)
       -------------------         --------    ----------    --------    ----------------    ----------
Eagle River Investments, LLC.....  Class A              0         0
  2300 Carillon Point............  Class B     18,871,787     55.92           35.66            52.92
  Kirkland, WA 98033
BWP, Inc.........................  Class A              0         0
  707 S.W. Washington, 8th
     Floor.......................  Class B      2,610,280      7.73            4.93             7.32
  Portland, OR 97205
Wendy P. McCaw...................  Class A              0         0
  1332 Anacapa, Suite 200........  Class B      9,722,649     28.81           18.37            27.26
  Santa Barbara, CA 93101

---------------
(1) In accordance with rules of the SEC, each beneficial owner's holdings have been calculated assuming full exercise of outstanding options exercisable by such owner within 60 days after December 31, 1997, but no exercise of outstanding options held by any other person.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of each class of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or advice that no filings were required, during year 1997, all officers, directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements, except that a Form 4 was not filed for Dennis Weibling, which related to three purchases of Class A Common Stock by the trustee of three trusts, each of which is for the benefit of one of his children, and two Form 4s were not filed for Steven W. Hooper, which related to a total of six purchases of Class A Common Stock on behalf of his three children.

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

     The following table sets forth, for the fiscal year ended December 31, 1997, individual compensation information for the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company who were serving as executive officers at December 31, 1997.

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                ANNUAL COMPENSATION                ------------
                                   ---------------------------------------------    SECURITIES
                                                                   OTHER ANNUAL     UNDERLYING     ALL OTHER
                                   FISCAL                BONUS     COMPENSATION      OPTIONS      COMPENSATION
   NAME AND PRINCIPAL POSITION      YEAR    SALARY($)   ($)(1)         ($)            (#)(2)         ($)(3)
   ---------------------------     ------   ---------   -------   --------------   ------------   ------------
Wayne M. Perry...................   1997          --         --            --         441,336           --
  Chief Executive Officer(4).....   1996          --         --            --              --           --
                                    1995          --         --            --              --           --
James F. Voelker.................   1997     218,509    225,000            --       1,686,506        8,641
  President......................   1996     160,609    200,000            --          15,000        6,523
                                    1995      89,405     87,000        11,542(5)      441,336           --
Kathleen H. Iskra................   1997     191,923     68,100            --          31,777        6,130
  Vice President, Chief..........   1996     121,233     65,250            --          67,745        1,575
  Financial Officer and Treasurer   1995          --         --            --              --           --
Jan Loichle......................   1997     123,424     65,938            --          31,777        6,476
  Vice President, Chief of.......   1996     109,075     32,040            --          37,514        5,498
  Local Exchange Operations......   1995      45,610         --            --          24,874           --
R. Bruce Easter, Jr..............   1997     118,461     55,440            --          26,481        5,779
  Vice President, General........   1996     112,000     65,000            --           3,310        5,569
  Counsel and Secretary..........   1995      96,667     50,000            --          55,167        3,000

---------------
(1) Represents bonuses that were paid subsequent to the stated calendar year end.

(2) Represents options to acquire shares of Class A and Class B Common Stock. Effective on January 31, 1997, NEXTLINK Communications, L.L.C. was merged with and into NEXTLINK Communications, Inc. The information for 1996 and 1995 presented in this table reflects the grant of options for the purchase of Class A Common Stock under the Company's Stock Option Plan and Class B Common Stock in substitution for options granted previously pursuant to the Amended and Restated Equity Option Plan of NEXTLINK Communications, L.L.C.

(3) Represents contributions made by the Company on behalf of such officer under the Company's 401(k) Plan.

(4) Mr. Perry became Chief Executive Officer of the Company on July 21, 1997. Prior to that date, Mr. Perry was a Director of the Company since June 1997. Effective July 21, 1997, Craig O. McCaw resigned as the Company's Chairman and Chief Executive Officer. During 1997, Mr. McCaw received no compensation from the Company, annual, long-term or otherwise. In addition, in 1997 Mr. McCaw received no option grants from the Company and did not exercise any options. As of December 31, 1997, Mr. McCaw held no options to purchase stock of the Company.

(5) Of this amount, $11,238 was allocated to temporary housing expenses.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS
                                     ------------------------------------------------------------------
                                     NUMBER OF
                                     SECURITIES      % OF TOTAL
                                     UNDERLYING    OPTIONS GRANTED    EXERCISE OR
             NAME AND                 OPTIONS      TO EMPLOYEES IN    BASE PRICE
        PRINCIPAL POSITION           GRANTED(#)    FISCAL YEAR(%)       ($/SH)        EXPIRATION DATE
        ------------------           ----------    ---------------    -----------    ------------------
Wayne M. Perry.....................    441,336          10.70              7.93           June 26, 2007
James F. Voelker...................  1,576,172          38.02             0.001(1)     February 1, 2007
                                        59,896           1.44              7.93           June 27, 2007
                                        50,438           1.22              7.93           June 27, 2007
Kathleen H. Iskra..................     17,654           0.43              7.93        January 28, 2012
                                        14,123           0.34              7.93           June 30, 2007
Jan Loichle........................      8,827           0.21              7.93        January 28, 2012
                                        14,123           0.34              7.93           June 30, 2007
                                         8,827           0.21              7.93           July 28, 2007
R. Bruce Easter, Jr................      8,827           0.21              7.93           June 30, 2007
                                         8,827           0.21              7.93        January 28, 2012
                                         8,827           0.21              7.93           July 28, 2007

---------------
(1) Market value on the date of grant was $7.93 per security or $12.5 million in the aggregate.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                          NUMBER OF SECURITIES
                                                               UNDERLYING             VALUE OF UNEXERCISED IN-THE-
                                                               OPTIONS AT                         MONEY
                          SHARES                            FISCAL YEAR END            OPTIONS AT FISCAL YEAR END
                        ACQUIRED ON       VALUE       ----------------------------    -----------------------------
         NAME           EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
         ----           -----------    -----------    -----------    -------------    -----------    --------------
Wayne M. Perry........         --              --            --         441,336               --       5,906,179
James F. Voelker......    914,321       7,305,099       921,314         291,834       19,627,189       5,335,806
Kathleen H. Iskra.....     26,480         196,486           386          72,656            7,842       1,275,082
Jan Loichle...........     24,302         183,027            --          69,863               --       1,208,686
R. Bruce Easter, Jr...     33,928         267,472            --          51,030               --         874,607

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with James F. Voelker, its President, for a term expiring on December 31, 1999, subject to earlier termination. The agreement provided for a base salary of $187,500 for the period from April 1, 1997 to December 31, 1997. It provides for an annual base salary of $275,000 for 1998 and 1999, and a total annual bonus of $150,000 based upon the performance of Mr. Voelker and the Company in light of the business plans and budgets of the Company as recommended by Mr. Voelker and approved by the Board of Directors. In addition, in connection with the execution of this employment agreement, effective April 10, 1997, the Company granted Mr. Voelker options to purchase 110,334 shares of Class A Common Stock, which options vest in equal installments on each of the first four anniversaries of grant and have an exercise price of $7.93 per share. The agreement also contains confidentiality provisions.

     The Company has entered into an employment agreement with George M. Tronsrue III, its Chief Operating Officer, for a term expiring on October 6, 2001, subject to earlier termination. The agreement provides for a base salary of $235,000 and $255,000 for the first and second years of employment, respectively, and no less than $255,000 for each year thereafter, subject to negotiation. The agreement also provides for a bonus payment of $140,000 in the first year of employment, and bonuses thereafter to be determined based upon the performance of Mr. Tronsrue and the Company. In addition, in connection with the execution of this employment agreement, the Company granted Mr. Tronsrue options to purchase 255,000 shares of Class A

Common Stock, 25% of which vest immediately, and the remainder of which vest in tranches over the next four years. The options have an exercise price of $7.93 per share. Mr. Tronsrue's employment agreement also contains confidentiality provisions.

STOCK OPTION PLAN

     The Company established the NEXTLINK Communications, Inc. Stock Option Plan (the "Option Plan") to provide a performance incentive for certain officers, employees, and individuals who provide services to the Company, and to enable these individuals to acquire or increase proprietary interest in the success of the Company. The stock available under the stock options granted under the Option Plan are shares of the Company's authorized but unissued Class A Common Stock. An aggregate of 4,413,360 shares of Class A Common Stock initially were authorized under the Option Plan, but the Board has authorized, subject to shareholder approval, an additional 5,441,336 shares of Class A Common Stock to be available under the Option Plan. The Option Plan is administered by the Compensation Committee of the Board. Within the parameters established by the Option Plan, the Compensation Committee has the sole discretion to determine the options to be granted under the Option Plan, including selection of the individuals receiving option grants, the type of option (incentive or nonqualified), the number of shares available under each option, the exercise price (which, with respect to incentive stock options, must be at least equal to the fair market value of the Class A Common Stock on the date of grant), and all other terms and conditions of the options. An optionee must exercise his or her option, if at all, before it expires. Each individual option agreement specifies a term after which such option expires. Such term shall not exceed ten years with respect to incentive stock options, 15 years with respect to other options and the five years in the case of a 10% shareholder. Notwithstanding an individual option agreement's stated term, in most cases, an option expires three months after termination of the employment of the individual to whom the option was granted (unless the termination is for cause, in which case the option shall expire immediately). Special rules apply in the event of an optionee's death or disability. In addition, options terminate if the shareholders of the Company receive cash, stock, or other property in exchange for or in connection with their shares of Class A Common Stock as a result of a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation of the Company (other than a mere reincorporation, creation of a holding company, or merger in which the Company's shareholders maintain a proportionate ownership interest in the survivor corporation).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In August 1995, the Company lent $93,141 to James F. Voelker, the Company's President, in connection with his relocation to Washington. This loan bears interest at the prime rate and principal and interest are due on the earlier of December 31, 1998 or the sale of Mr. Voelker's former residence. In April 1997, $25,000 in principal amount of this loan was forgiven as part of payment of Mr. Voelker's 1996 bonus.

     In June 1997, the Company issued options to purchase 441,336 shares of Class A Common Stock to each of Wayne M. Perry and Steven W. Hooper. The options vest 25% at the end of each of the four years after grant, and were issued with exercise prices of $7.93 per share. None of such options are currently exercisable.

     In August 1997, the Company agreed to lend to James F. Voelker, President of the Company, and R. Bruce Easter, Jr., Vice President, General Counsel and Secretary of the Company, up to $2.2 million and $79,000, respectively, in connection with the payment of income taxes incurred upon the exercise of stock options. These loans (i) bear interest at a fixed rate of 7.70%, (ii) will be secured by shares of Class A Common Stock with a market value equal to 2.5 times the amount of the loan and (iii) require payment of principal and accrued interest on February 26, 1999. In March 1998, Mr. Voelker repaid $1.3 million of principal on his loan.

     In September 1997, the Company issued options to purchase 22,067 shares of Class A Common stock to each of Sharon L. Nelson and Jeffrey S. Raikes upon their joining Board of Directors of the Company. The options vest 25% at the end of each of the four years after grant, and were issued with exercise prices of $7.93 per share. None of such options are currently exercisable.

     In September 1997, the Company lent $200,000 to George M. Tronsrue III, the Company's Chief Operating Officer. This loan is unsecured and bears interest at LIBOR plus 1.25%. Principal and interest are due at the maturity date of October 6, 2000. Mr. Tronsrue repaid in full the principal and accrued interest of this loan in February and April 1998.

     Each share of the Company's Class B Common Stock is convertible at the option of the holder thereof, at any time, into one share of Class A Common Stock. The Company and the current holders of the Company's Class B Common Stock and the holders of options to purchase Class B Common Stock have entered into a Registration Rights Agreement, which, among other things, provides that at any time upon the request of holders of at least 4% of the outstanding Class B Common Stock that is subject to such agreement, the Company will register under the Securities Act of 1933 any of the shares of Class A Common Stock currently held by, or to be acquired in the future by, such holders, for sale in accordance with such holders' intended method of disposition thereof (a "Demand Registration"). The holders of the Class B Common Stock have the right to request two Demand Registrations. The holders of the Class B Common Stock also have the right to include the shares of Class A Common Stock held by them in certain other registrations of common equity securities of the Company initiated by the Company on its own behalf or on behalf of its shareholders. The holders' rights under such Registration Rights Agreement are not transferable. The holders of Class B Common Stock and options to purchase Class B Common Stock have agreed to pay their pro rata share of all costs and expenses incurred in connection with each registration of their respective shares of Class A Common Stock.

                      II.  AMENDMENT OF STOCK OPTION PLAN

     In January 1997, the shareholders approved the Option Plan. The Company is presently authorized to issue 4,413,360 shares (adjusted for a reverse stock split in August 1997) of Class A Common Stock upon the exercise of options granted under the Option Plan.

     At the meeting, the shareholders will be requested to approve an amendment to the Option Plan that increases by 5,441,336 (the "Additional Shares") the number of shares that may be issued under the Option Plan. The purpose of the Option Plan is to promote Company success by providing a performance incentive for certain officers, employees, and individuals who provide services to the Company, and to enable these individuals to acquire or increase proprietary interest in the success of the Company. Currently, the Board feels that granting options to substantially all employees of the Company effectively promotes Company success. The Board believes that the number of shares remaining available for issuance will be insufficient to achieve the purpose of the Option Plan over the term of the plan unless the Additional Shares are authorized. Eagle River has provided the Company with an irrevocable proxy approving the proposed amendment.

DESCRIPTION OF THE OPTION PLAN

     The Board has appointed and authorized the Compensation Committee of the Board to administer the Option Plan (the "Plan Administrator"), and its members are Messrs. Weibling, Jarvis and Hoglund. The Board from time to time may remove members from, or add members to, the Compensation Committee. Vacancies on the Compensation Committee, however caused, may be filled by the Board.

     Within the parameters established by the Option Plan, the Plan Administrator has the sole discretion to determine the options to be granted under the Option Plan, including selection of the individuals receiving option grants, the number of shares available under each option, the exercise price, and all other terms and conditions of the options, including the time or times at which options may be exercised and whether all of the options may be exercisable at one time or in increments over time. Separate option grants under the Option Plan need not be identical in any respect, even when made simultaneously. The Plan Administrator provides each optionee with an "option agreement", which describes the relevant terms of the option.

     The Plan Administrator acts as the manager of the Option Plan, possessing discretionary authority to determine all matters relating to the options to be granted. The Plan Administrator has the sole authority to interpret the provisions of the Option Plan, any option issued under the Option Plan, and any rule or regulation applicable to the Option Plan. The Plan Administrator's interpretation is conclusive and binding on all interested parties, so long as the interpretation and construction with respect to incentive stock options corresponds to the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, and any amendments thereto.

     The Plan Administrator may modify or amend outstanding options granted under the Option Plan. Such a modification or amendment, however, may not impair or diminish any of the rights of any optionee or any of the obligations of the Company without the consent of the optionee. Except as otherwise provided in the Option Plan, no outstanding option shall be terminated without the consent of the optionee. Unless the optionee agrees otherwise, any change or adjustment to an outstanding incentive stock option shall be made so as not to cause the option to cease qualifying as an incentive stock option.

     The Option Plan terminates on January 15, 2007. No stock options may be granted under the Option Plan on or after January 15, 2007.

     Pursuant to the terms of the Option Plan, the Board has reserved the right to terminate, modify, or amend the Option Plan. The Board, however, must obtain shareholder approval for any amendment that (i) increases the number of shares of Class A Common Stock available under the Option Plan, (ii) changes the Option Plan's eligibility provisions, or (iii) requires shareholder approval under applicable law.

     The stock available under the stock options granted under the Option Plan are shares of the Company's authorized but unissued Class A Common Stock. Assuming shareholder approval of the amendment to the Option Plan, the total number of shares that may be issued pursuant to options under the Option Plan, including both incentive and non-statutory options, shall not exceed an aggregate of 9,854,696 shares. When an option expires or terminates for any reason, the number of unexercised or forfeited shares subject to the option may again become available for grant under the Option Plan.

     The following table sets forth information regarding the number of Additional Shares granted under the Option Plan as of the date hereof. With respect to future grants of Additional Shares, because the officers and employees of the Company who may participate and the amount of their options are determined by the Plan Administrator in its discretion, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's officers and employees in the future.

                                                           NUMBER OF SHARES OF
                                                           CLASS A COMMON STOCK
                                                            UNDERLYING OPTION
               NAME AND PRINCIPAL POSITION                        GRANTS
               ---------------------------                 --------------------
Wayne M. Perry...........................................              --
  Vice Chairman and Chief Executive Officer
James F. Voelker.........................................              --
  President
Kathleen H. Iskra........................................         100,000
  Vice President, Chief Financial Officer and Treasurer
Jan Loichle..............................................         105,000
  Vice President, Chief of Local Exchange Operations
R. Bruce Easter, Jr......................................          60,000
  Vice President, General Counsel and Secretary
All executive officers as a group (9 persons)............         350,000
All non-executive officer directors as a group (7
  persons)...............................................              --
All nominees for director as a group (9 persons).........              --
Dennis O'Connell.........................................         150,000
All non-executive officer employees as a group...........       1,712,660

     Incentive stock options may be granted only to employees of the Company (or a parent or subsidiary corporation of the Company), including Board members who also are employees of the Company (or employees of a parent or subsidiary corporation of the Company). Non-statutory options may be granted to employees and non-employees of the Company (or a corporate or non-corporate parent or subsidiary), including non-employee Board members. Certain limitations apply to 10% shareholders.

     The purchase price per share of Class A Common Stock under each incentive stock option shall be not less than the fair market value of the Class A Common Stock on the date the option is granted, except where the option is a substituted or assumed option from another plan, and the exercise price relates to the original exercise price, in accordance with applicable provisions of the Code. Certain additional limitations apply to 10% shareholders.

     The aggregate shares of Class A Common Stock available to an optionee through incentive stock options, which are exercisable for the first time during a calendar year, shall not exceed $100,000 in value. For purposes of this limit, the Class A Common Stock shall be valued at its fair market value as of the option grant date. To the extent an incentive stock option exceeds this limitation, it shall be considered a non-statutory stock option.

     An option holder desiring to exercise an option must notify the Company in writing of his or her intention to exercise an option for the number of shares specified in the notice and pay to the Company the full purchase price provided in the option. Payment of the purchase price may be by any method provided for in an optionee's individual option agreement, which may provide that payments may be made in cash, by check, by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds necessary to pay the exercise price, or under the cashless exercise procedures set forth in the Option Plan.

     For tax purposes, the Company is required to withhold from the optionee's compensation or collect from the optionee an amount for federal, state and local taxes resulting from the optionee's compensation income, if any, at the time of exercise. See "Federal Income Tax Consequences Relating to the Option Plan" below. At its discretion, the Company may require an optionee who receives shares of stock to reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu of such withholding or reimbursement, the Company has the right to withhold from any other cash amounts due or to become due from the Company to the optionee an amount equal to such taxes or to retain and withhold a number of shares that have a market value not less than the amount of such taxes required to be withheld as reimbursement for any such taxes and cancel any such shares so withheld.

     An optionee must exercise his or her option, if at all, before it expires. Each individual option agreement specifies a term after which such option expires. Such term shall not exceed ten years with respect to incentive stock options, 15 years with respect to non-statutory options and five years in the case of a 10% shareholder. Notwithstanding an individual option agreement's stated term, in most cases, an option expires three months after termination of the employment of the individual to whom the option was granted (unless the termination is for cause, in which case the option shall expire immediately). Special rules apply in the event of an optionee's death or disability. In addition, options shall terminate if the shareholders of the Company receive cash, stock, or other property in exchange for or in connection with their shares of Class A Common Stock as a result of a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation of the Company (other than a mere reincorporation, creation of a holding company, or merger in which the Company's shareholders maintain a proportionate ownership interest in the survivor corporation). Prior to such an event, the optionee shall have the right to exercise his or her option, in whole or in part, to the extent vested.

     Options granted under the Option Plan and the rights and privileges conferred thereby may not be transferred, assigned, pledged, or hypothecated in any manner (whether by operation of law or otherwise), other than by will or applicable laws of descent and distribution. Non-statutory stock options, however, may be transferred to a revocable trust established by the optionee for his or her descendants, to an immediate family member, or to a partnership in which only immediate family members or such estate-planning trusts are partners. Options shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of any option under the Option Plan, or any rights or privileges conferred by the Option Plan, contrary to the provisions of the Option Plan, or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred by the Option Plan, such option shall thereupon terminate and become void. No person may create a lien on any funds, securities, or other property held under the Option Plan.

     The issuance of the Additional Shares of Class A Common Stock upon the exercise of options is subject to registration with the SEC of such shares.

     The closing price of the Company's Class A Common Stock as reported on the Nasdaq Stock Market on March 30, 1998 was $33.4375.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE OPTION PLAN

     The federal income tax consequences of an employee's participation in the Option Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the Option Plan as of the date hereof. The application of state and local income taxes and other federal taxes is not discussed.

  INCENTIVE STOCK OPTIONS

     If an option granted under the Option Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be allowed a deduction for federal tax purposes upon such a grant or exercise. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

     If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date of such option or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be treated as a gain from the sale of stock and taxed at capital gain rates. The capital gain rates are subject to change and vary depending on how long the shares have been held.

     If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the purchase price, or (ii) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income. The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as gain from the sale of stock and taxed at capital gain rates if the optionee has held the shares for more than one year following the exercise of the option. The capital gain rates are subject to change and vary depending on how long the shares have been held. In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee's compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

     In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of an incentive stock option. However, in the event an optionee sells or disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

     The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability. The excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in an optionee's alternative minimum taxable income, even though it is not included in taxable income for purposes of determining the optionee's regular tax liability. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

  NONQUALIFIED STOCK OPTIONS

     Nonqualified stock options granted under the Option Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

     The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a gain or loss from the sale of stock and taxed at capital gain or loss rates if the optionee has held the shares for more than one year following the exercise of the option. The capital gain rates are subject to change and vary depending on how long the shares have been held.

     In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The affirmative vote of a majority of the total number of votes attributable to all shares of Common Stock represented at the meeting is required to approve the amendment to the Option Plan that increases by 5,441,336 the number of shares that may be issued under the Option Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

               III.  APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

     At the meeting, the shareholders will be requested to approve the Employee Stock Purchase Plan (the "Purchase Plan"). The Board recommends approval of the Purchase Plan in order to allow the Company to offer its employees the ability to invest in the Company's Class A Common Stock through accumulated payroll deductions. The Company believes that employee participation in the ownership of the Company is of benefit to both the employees and the Company. It is the intention of the Company to have the Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Code.

DESCRIPTION OF THE PURCHASE PLAN

     The Purchase Plan, if approved by the shareholders, will allow eligible employees to authorize payroll deductions to be applied toward the purchase of the Company's Class A Common Stock. Eligible employees include all employees of the Company and its corporate subsidiaries whose customary employment is at least 20 hours per week and more than five months in any calendar year. As of February 28, 1998, there were approximately 1,460 employees eligible to participate in the Purchase Plan (including employees of certain non-corporate Company affiliates who will be employed by subsidiary corporations that qualify under the Code prior to the commencement of the Purchase Plan). Eligible employees participate in the Purchase Plan by authorizing payroll deductions, which must be expressed as a whole number percentage, of not more than 10% of their compensation. For purposes of the Purchase Plan, compensation includes all wages, salary, overtime, bonuses and commissions. Funds so deducted from an employee's compensation constitute that employee's "account". All payroll deductions received or held by the Company under the Purchase Plan may be used by the Company for any corporate purpose, and the Company is not obligated to segregate such payroll deductions.

     The Purchase Plan will terminate on March 26, 2008, or earlier at the discretion of the Board. The Purchase Plan provides that it shall be administered by the full Board, the Compensation Committee of the Board of such other committee as the Board may appoint, so long as the Purchase Plan is administered by such a body and in such a manner as shall comply with applicable securities laws, rules and regulations. Initially, the Purchase Plan will be administered by the Compensation Committee. As administrator, the Compensation Committee will possess full and exclusive discretionary authority to construe, interpret and apply the terms of the Purchase Plan, to determine eligibility and to adjudicate all disputed claims filed under the Purchase Plan. The Compensation Committee also will have the authority to develop, amend and terminate rules governing the operation of the Purchase Plan in conformity to the terms of the Purchase Plan. The Compensation Committee's findings, decisions and determinations shall be final and binding upon all parties.

     The Board, subject to approval by the shareholders, has reserved 3,000,000 shares of Class A Common Stock for issuance under the Purchase Plan. Such number of shares is subject to adjustment in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of the Class A Common Stock, or any other increase or decrease in the number of shares of Class A Common Stock effected without receipt of consideration by the Company. If at any time the number of shares with respect to which options are exercised exceeds the number of shares then available under the Purchase Plan, the Compensation Committee shall make a pro rata allocation among participating employees of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

     Separate one-month offerings will commence on the first trading day of each month and will end on the last trading day of the month. The first offering is expected to commence on July 1, 1998. An employee must authorize a payroll deduction before the start of an offering in order to participate in that offering. On the last trading day of the offering, the maximum number of shares of Class A Common Stock (including fractional shares) will be purchased for each participant, at the applicable purchase price, with the accumulated payroll deduction in that participant's account. Participants may purchase shares under the Purchase Plan only by means of authorized payroll deductions. The price at which shares are purchased under the Purchase Plan is 85% of the simple average of (i) the fair market value of the Class A Common Stock on the first trading day of the offering, and (ii) the fair market value of the Class A Common Stock on the last trading day of the offering. So long as the Class A Common Stock is listed on the Nasdaq National Market System, the fair market value on any given day shall be the average of the high and low sale price for the stock on such day. The closing price of the Company's Class A Common Stock as reported on the Nasdaq Stock Market on March 30, 1998 was $33.4375.

     Shares of Class A Common Stock used to satisfy purchases under the Purchase Plan initially will come from the Company's authorized but unissued shares of Class A Common Stock. The Purchase Plan, however, permits shares of Class A Common Stock used to satisfy such purchases to be acquired on the open market by an independent brokerage firm.

     No employee shall be permitted to purchase any shares under the Purchase Plan if such employee, immediately after such purchase, owns shares of stock and options to purchase shares of stock, whether or not such options are currently exercisable, possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary corporations. The fair market value of all shares purchased by an employee under the Purchase Plan during any calendar year may not exceed $25,000 (measured as of the first day of each offering period).

     An employee may withdraw from an offering at any time. Upon withdrawal, the amount in the employee's account will be refunded. An employee who has withdrawn from an offering will be ineligible for future participation for the six consecutive offering periods immediately following the offering period during which such employee withdrew from the Purchase Plan. A withdrawing employee may not participate again in the Purchase Plan until the commencement of the seventh succeeding offering period. Upon an employee ceasing to be employed by the Company, such employee will be deemed to have elected to withdraw from the Purchase Plan and the employee's payroll deductions as of the date of termination that have not been used to purchase shares as of such date will be returned.

     No employee shall be permitted to assign, transfer, pledge, or otherwise dispose of either the payroll deductions credited to such employee's account or any rights with regard to the exercise of an option or to receive shares under the Purchase Plan, other than by will or the laws of descent and distribution or the designation of a beneficiary pursuant to the terms of the Purchase Plan. Any attempted assignment, transfer, pledge or other disposition by an employee shall have no effect, except that the Company may treat such an act as an election to withdraw from the offering period then in effect.

     In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation. In lieu of such an assumption or substitution, the Board may determine to shorten the offering period then in progress by setting a new date on which such offering period ends. In the event of a proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of the dissolution or liquidation, unless otherwise provided by the Board.

     The Board at any time may amend or terminate the Purchase Plan, provided that no employee's existing rights under any offering already commenced may be adversely affected thereby. To the extent necessary to comply with applicable sections of the Code, the Company shall obtain shareholder approval of any amendment to the Purchase Plan in such a manner and to such a degree as required.

     Because the purchase of shares under the Purchase Plan is discretionary with all eligible employees, it is not possible to determine the amount of shares which will be distributed in the future or would have been distributable during fiscal 1997, had the Purchase Plan been in effect during the year, to all employees, or to groups of employees, or to any particular employee of the Company.

     The issuance of shares of Class A Common Stock under the Purchase Plan is subject to registration with the SEC of the shares reserved by the Company under such plan.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PURCHASE PLAN

     The federal income tax consequences of an employee's participation in the Purchase Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the Purchase Plan as of the date hereof. The application of state and local income taxes and other federal taxes is not discussed.

     The Purchase Plan and the right of participants to make purchases thereunder is intended to qualify under the provisions of Section 421 and 423 of the Code. Under those provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. However, a participant may become liable for tax upon dispositions of shares acquired under the Purchase Plan (or if he or she dies holding such shares), and the tax consequences will depend on how long a participant has held the shares prior to disposition.

     The required holding period for special tax treatment upon disposition of the stock is the later of (i) two years after the beginning of the offering period, or (ii) one year after the stock is purchased in accordance with the Purchase Plan. When stock is disposed of after this holding period, the employee realizes ordinary income to the extent of the lesser of (i) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares (the "option price"), or (ii) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the offering date). Any further gain is treated as gain from the sale of stock and taxed at capital gain rates. The capital gain rates are subject to change and vary depending on how long the employee has held the shares following the purchase of such shares. If the sale price is less than the option price, there is no ordinary income and the employee has a long-term capital loss for the difference.

     When an employee sells the stock before the expiration of the required holding period described above, the employee recognizes ordinary income to the extent that the amount by which the fair market value of the shares on the date the option is exercised (which is the last trading day of the offering period and which is hereafter referred to as the "termination date") exceeds the option price, regardless of the price at which the stock is sold. The balance of any gain will be treated as gain from the sale of stock and taxed at capital gain rates of the optionee has held the shares for more than one year following the purchase of such shares. The capital gain rates are subject to change and vary depending on how long the shares have been held. Even if the shares are sold for less than their fair market value on the termination date, the same amount of ordinary income is attributed to a participant and a capital loss is allowed equal to the difference between the sales price and the value of such shares on such termination date.

     Should an employee die while owning stock acquired under the Purchase Plan, ordinary income must be reported on the employee's final return. This amount will be the same as if the stock had been held for the requisite period as above discussed; that is, it will be the lesser of (i) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares (the "option price"), or (ii) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the offering date).

     Even though an employee who waits the required holding period treats part of his or her gain on the disposition of stock as ordinary income, the Company may not take a business deduction for such amount. However, where an employee disposes of stock before the end of the required holding period, the amount of income which the employee must report as ordinary income qualifies as a Company business deduction for the year of early disposition.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The affirmative vote of a majority of the total number of votes attributable to all shares of Common Stock represented at the meeting is required to approve the Purchase Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

IV.  CHANGE THE COMPANY'S STATE OF INCORPORATION FROM WASHINGTON TO DELAWARE

     At the meeting, the shareholders will be requested to approve a change in the Company's state of incorporation from Washington to Delaware (the "Reincorporation"). The Board has approved the Reincorporation, which, if approved by the shareholders, will be accomplished by merging the Company with and into its newly formed, wholly-owned Delaware subsidiary, New NEXTLINK Communications, Inc. ("New NEXTLINK"). Upon effectiveness of the merger, New NEXTLINK's name will be changed to NEXTLINK Communications, Inc., the name under which the Company has operated since its incorporation. For the reasons set forth below, the Board believes that the best interests of the Company and its shareholders will be served by the Reincorporation. The proposal to change the Company's state of incorporation does not give shareholders of the Company dissenters' or appraisal rights under Washington law.

PRINCIPAL REASONS FOR THE PROPOSED REINCORPORATION

     For many years, Delaware has followed a policy of encouraging incorporation under its jurisdiction. In furtherance of that policy, Delaware has long been the leading state in adopting, construing and implementing comprehensive and flexible corporate laws responsive to the legal and business needs of corporations. As a result, Delaware's General Corporation Law ("Delaware Law" or "DGCL") has become widely regarded as the most extensive and well-defined body of corporate law in the United States. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. Moreover, the Delaware courts have rendered a substantial number of decisions interpreting and explaining Delaware Law, including legal principles applicable to measures that may be taken by a corporation and as to the conduct of its board of directors under the business judgment rule. Accordingly, the Reincorporation will be beneficial to the Company in that it will provide (i) a greater degree of predictability and certainty regarding how the Company's affairs should be conducted in order to comply with applicable laws and (ii) the comfort and security resulting from the responsiveness of Delaware's legislature and courts to the needs of corporations organized under Delaware's jurisdiction. For these reasons, many United States corporations initially have chosen Delaware as their state of incorporation or subsequently have changed their corporate domicile to Delaware in a manner similar to the proposed Reincorporation.

     In addition, the DGCL will allow New NEXTLINK's stockholders to take action without a meeting by written consent of a majority of the stockholders. Although the Company's Class A Common Stock is traded publicly, its principal shareholder holds a majority of the total voting power of the Company's Common Stock. Consequently, even though SEC regulations would require the Company to provide stockholders with an information statement describing any stockholder action taken by written consent, and the taking of certain action by written consent would require the approval of Nasdaq, efficiencies can be gained through the consent action process under certain circumstances. Neither the Company nor its principal shareholder have any current specific intent to take any specific action by written consent.

PLAN OF MERGER

     The Company will be merged with and into New NEXTLINK (the "Merger") pursuant to the terms of an Agreement and Plan of Merger (the "Plan of Merger"), as described herein. Upon the completion of the Merger, the owner of each outstanding share of Class A Common Stock, Class B Common Stock, 14% Senior Exchangeable Redeemable Preferred Stock and 6 1/2% Cumulative Convertible Preferred Stock of the Company will automatically own one share of Class A Common Stock, Class B Common Stock, 14% Senior Exchangeable Redeemable Preferred Stock and 6 1/2% Cumulative Convertible Preferred Stock of New NEXTLINK, respectively. Each outstanding certificate representing a share of capital stock of the Company will continue to represent the same number of shares of such class of capital stock in New NEXTLINK (e.g., a certificate representing one share of Class A Common Stock of the Company will represent one share of Class A Common Stock of New NEXTLINK following the Merger). THUS, IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF THE COMPANY TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR NEW CERTIFICATES. Following the Merger, shares of Class A Common Stock of the Company will continue to be traded on the Nasdaq National Market System under the symbol "NXLK".

     Pursuant to the Plan of Merger, New NEXTLINK's Certificate of Incorporation and bylaws will be the Certificate of Incorporation and bylaws of the surviving corporation, except that, upon the effectiveness of the Merger, New NEXTLINK's name will be changed to NEXTLINK Communications, Inc.

EFFECT OF REINCORPORATION AND MERGER

     The Reincorporation and Merger will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described in this Proxy Statement. The Reincorporation and Merger, however, will not result in any change in the name, business or management of the Company, or the location of its principal executive offices, assets, liabilities or net worth, or its accounting practices. Also, the Reincorporation and Merger will not result in a change in the number of authorized shares of Class A Common Stock, Class B Common Stock or preferred stock.

     In addition, as part of the Reincorporation, New NEXTLINK will assume all of the liabilities and obligations of the Company, including those obligations under all of its outstanding stock options, convertible securities, purchase rights and under all existing stock option plans. If the Reincorporation is approved, options outstanding under the Company's stock option plans, as well as outstanding options, convertible securities and purchase rights issued outside of any plan, will be exercisable for shares of New NEXTLINK. The Company expects to continue all other employee benefit plans and arrangements without material change. The Merger will not give rise to any dissenters' or appraisal rights under Washington corporate law.

EFFECTIVE TIME

     Subject to the terms and conditions of the Reincorporation, the Company intends to file, as soon as practicable after the adoption and approval of the Plan of Merger by the shareholders of the Company, appropriate merger documents with the Secretary of State of Washington and the Secretary of State of Delaware. The Reincorporation shall become effective at the time the last of such filings is completed (the "Effective Time"). It is presently contemplated that such filings will be made on or about June 1, 1998. The

Plan of Merger, however, provides that the Merger may be abandoned by the Board prior to the Effective Time either before or after shareholder approval. In addition, the Plan of Merger may be amended prior to the Effective Time, either before or after shareholder approval. The Plan of Merger, however, may not be amended after shareholder approval if such amendment would have a material adverse effect on the rights of such shareholders or violate applicable law.

CERTAIN DIFFERENCES IN CORPORATE LAW AND CORPORATE CHARTERS

     Upon consummation of the Reincorporation, the shareholders of the Company will become stockholders of New NEXTLINK. The rights of the Company's shareholders will cease to be defined and governed by the Washington Business Corporation Act ("WBCA"), and instead will be defined and governed by the DGCL. In addition, upon the consummation of the Reincorporation, the rights of the Company's shareholders will no longer be defined and governed by its Articles of Incorporation and bylaws. Instead, the rights of such shareholders will be defined and governed by New NEXTLINK's Certificate of Incorporation and bylaws. Although the rights and privileges of shareholders of a Washington corporation in many instances are comparable to those of stockholders of a Delaware corporation, there are certain differences. These differences, described below, arise from differences between Delaware and Washington law, between the DGCL and the WBCA, and between the Company's Articles of Incorporation and bylaws and New NEXTLINK's Certificate of Incorporation and bylaws.

  AMENDMENT OF ARTICLES/CERTIFICATE OF INCORPORATION

     The WBCA authorizes a corporation's board of directors to make various changes to its articles of incorporation without shareholder approval. These so called housekeeping changes include changes of corporate name, of the number of outstanding shares in order to effectuate a stock split or stock dividend in the corporation's own shares, and to change or eliminate provisions with respect to par value of its shares. Otherwise, amendments to a corporation's articles of incorporation must be recommended to the shareholders by the board of directors, unless the board determines that because of a conflict of interest or other special circumstances, it should make no recommendation. Such amendment then must be approved by two-thirds of all votes entitled to be cast by each voting group which has a right to vote on the amendment, unless another proportion (but not less than a majority) is specified in the articles of incorporation, by the board of directors as a condition to its recommendation, or by provisions of the WBCA. The Company's Articles of Incorporation provide that certain corporate actions, including amendment of its Articles of Incorporation, must be approved by each voting group of shareholders entitled to vote thereon by a majority of all votes entitled to be cast by that voting group.

     Under the DGCL, amendments to a corporation's certificate of incorporation require the approval of shareholders holding a majority of the voting power of the corporation unless a different proportion is specified in the certificate of incorporation. New NEXTLINK's Certificate of Incorporation does not specify a different proportion.

  PROVISIONS AFFECTING ACQUISITIONS AND BUSINESS COMBINATIONS.

     Washington law prohibits a "target corporation," with certain exceptions, from engaging in certain "significant business transactions" (such as a merger or sale of assets) with an "acquiring person" who acquires more than 10% of the voting securities of a target corporation for a period of five years after such acquisition, unless the transaction is approved by a majority of the members of the target corporation's board of directors prior to the date of the acquisition or the purchase of the shares made by the acquiring person or unless the aggregate amount of the cash and the market value of non-cash consideration received by holders of outstanding shares of any class or series of stock of the target corporation is equal to certain minimum amounts. For a domestic corporation to be covered by this provision of the WBCA, it must have a class of voting shares registered with the SEC under certain provisions of the Securities Exchange Act of 1934. Because the Company's Class A Common Stock is so registered, as a Washington corporation, it is covered by such provisions. For a foreign corporation to be covered by these provisions, however, among other requirements, it must have, together with all of its subsidiaries, either a majority or over 1,000 of their employees resident in Washington. Because the Company does not meet this test, New NEXTLINK will not be covered by such provisions.

     Except under certain circumstances, Section 203 of the DGCL prohibits a "business combination" between the corporation and an "interested stockholder" within three years of the stockholder becoming an "interested stockholder". Generally, an "interested stockholder" is a person or group that directly or indirectly controls, or has the right to acquire or control, the voting or disposition of 15% or more of the outstanding voting stock or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years. A "business combination" is defined broadly to include, among others (i) mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested stockholder, (ii) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries, (iii) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested stockholder, and (iv) receipt by the interested stockholder of the benefit (except proportionately as a shareholder) of any loans, advances, guarantees, pledges, or other financial benefits.

     A business combination between a corporation and an interested stockholder is prohibited unless (i) prior to the date the person became an interested stockholder, the board of directors approves either the business combination or the transaction which results in the person becoming an interested stockholder,
(ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owns at least 85% of the corporation's voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

     These restrictions placed on interested stockholders by Section 203 do not apply under certain circumstances, including, but not limited to, the following:
(i) if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203; or (ii) if the corporation, by action of its shareholders, adopts an amendment to its bylaws or certificate of incorporation expressly electing not to be governed by Section 203, provided that such an amendment is approved by the affirmative vote of not less than a majority of the outstanding shares entitled to vote. Such an amendment, however, generally will not be effective until 12 months after its adoption and will not apply to any business combination with a person who became an interested stockholder at or prior to such adoption. New NEXTLINK has not elected to take itself outside of the coverage of Section 203.

  MERGERS, ACQUISITIONS AND OTHER TRANSACTIONS

     Under the WBCA, a merger, consolidation, sale of substantially all of a corporation's assets other than in the regular course of business, or dissolution of a public corporation must be approved by the affirmative vote of a majority of directors when a quorum is present, and by two-thirds of all votes entitled to be cast by each voting group entitled to vote as a separate group, unless another proportion (but not less than a majority) is specified in the articles of incorporation. As discussed above, the Company's Articles of Incorporation provide that certain corporate actions must be approved by each voting group of shareholders entitled to vote thereon by a majority of all votes entitled to be cast by that voting group. The applicable corporate actions include a plan of merger or share exchange, the sale, lease, exchange, or other disposition of all, substantially all, of the Company's assets other than in the usual and regular course of business, or dissolution of the Company.

     The WBCA also provides that certain mergers need not be approved by the shareholders of the surviving corporation if (i) the articles of incorporation will not change in the merger, except for specified permitted amendments, (ii) no change occurs in the number, designations, preferences, limitations, and relative rights of shares held by those shareholders who were shareholders prior to the merger, (iii) the number of voting shares outstanding immediately after the merger, plus the voting shares issuable as a result of the merger, will not exceed the authorized voting shares specified in the surviving corporation's articles of incorporation immediately prior to the merger, and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, will not exceed the authorized participating shares specified in the corporation's articles of incorporation immediately prior to the merger.

     Under the DGCL, a merger, consolidation, sale of all or substantially all of a corporation's assets other than in the regular course of business or dissolution of a corporation must be approved by a majority of the outstanding shares entitled to vote. No vote of stockholders of a constituent corporation surviving a merger, however, is required (unless the corporation provides otherwise in its certificate of incorporation) if (i) the merger agreement does not amend the certificate of incorporation of the surviving corporation, (ii) each share of stock of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger, and (iii) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. The Certificate of Incorporation of New NEXTLINK does not make any provision with respect to such mergers.

  SHAREHOLDER ACTION WITHOUT A MEETING

     Under the WBCA, action without a meeting by shareholders of corporations that are public companies may be taken only if written consents setting forth such action are signed by holders of all of the outstanding shares entitled to vote thereon. The Company is a public company. The DGCL, however, authorizes action without a meeting by stockholders of any corporation if consents are received from holders of a majority of the outstanding shares.

  CLASS VOTING

     Under the WBCA, the articles of incorporation of a corporation may authorize one or more classes of shares that have special, conditional or limited voting rights, including the right to vote on certain matters as a group. The Company's Articles of Incorporation provide that, subject to differential voting power, all Common Stock votes together as a single class. Under the WBCA, a corporation's articles of incorporation may not limit the rights of holders of a class to vote as a group with respect to certain amendments to the articles of incorporation and certain mergers that adversely affect the rights of holders of that class.

     The DGCL requires voting by separate classes only with respect to amendments to the certificate of incorporation that adversely affect the holders of those classes or that increase or decrease the aggregate number of authorized shares or the par value of the shares of any of those classes.

  TRANSACTIONS WITH OFFICERS OR DIRECTORS

     The WBCA sets forth a safe harbor for transactions between a corporation and one or more of its directors. A conflicting interest transaction may not be enjoined, set aside or give rise to damages if: (i) it is approved by a majority of qualified directors, but no fewer than two; (ii) it is approved by the affirmative vote of all qualified shares; or (iii) at the time of commitment, the transaction was fair to the corporation. For purposes of this provision, "qualified director" is one who does not have: (a) a conflicting interest respecting the transaction; or (b) a familial, financial, professional, or employment relationship with a second director which relationship would reasonably be expected to exert an influence on the first director's judgment when voting on the transaction. "Qualified shares" are defined generally as shares other than those beneficially owned, or the voting of which is controlled, by a director who has a conflicting interest respecting the transaction.

     The DGCL provides that contracts or transactions between a corporation and one or more of its officers or directors or an entity in which they have an interest is not void or voidable solely because of such interest or the participation of the director or officer in a meeting of the board or a committee which authorizes the contract or transaction if: (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of disinterested directors, even though the disinterest directors are less than a quorum; or (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

  APPRAISAL OR DISSENTER'S RIGHTS

     Under the WBCA, a shareholder is entitled to dissent from and, upon perfection of his or her appraisal right, to obtain fair value of his or her shares in the event of certain corporate actions, including certain mergers, consolidations, share exchanges, sales of substantially all assets of the corporation, and amendments to the corporation's articles of incorporation that materially and adversely affect shareholder rights.

     Under the DGCL, appraisal rights are available only in connection with certain mergers or consolidations, unless otherwise provided in the corporation's certificate of incorporation. Even in the event of such mergers or consolidations, unless the certificate of incorporation otherwise provides, the DGCL does not provide appraisal rights (i) if the shares of the corporation are listed on a national securities exchange, designated as a "National Market System" security, or held of record by more than 2,000 stockholders (as long as in the merger the stockholders receive shares of the surviving corporation or any other corporation the shares of which are listed on a national securities exchange, designated as a National Market System security, or held of record by more than 2,000 stockholders) or (ii) if the corporation is the surviving corporation and no vote of its stockholders is required for the merger under the DGCL. The Class A Common Stock is listed on the National Market System and, therefore, following the Reincorporation, stockholders of the Company will not have statutory appraisal rights under the DGCL in such mergers, as they would under the WBCA.

  LIMITATION OF LIABILITY OF DIRECTORS

     The WBCA provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director. The provision, however, may not eliminate or limit liability of a director for acts or omissions that involve intentional misconduct by a director, a knowing violation of law by a director, for unlawful distributions, or for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. The Company's Articles of Incorporation include this limitation of liability.

     Under the DGCL, a corporation may adopt a provision in its certificate of incorporation that eliminates, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty as a director. Under Delaware law, however, a corporation is not allowed to eliminate or limit director monetary liability for: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) unlawful dividends, stock repurchases or redemptions; or (iv) transactions from which the director received an improper personal benefit. The New NEXTLINK Certificate of Incorporation eliminates the liability of directors to the fullest extent permissible under Delaware law.

  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the WBCA, if authorized by the articles of incorporation, a bylaw adopted or ratified by shareholders, or a resolution adopted or ratified, before or after the event, by the shareholders, a corporation has the power to indemnify a director or officer made a party to a proceeding, or advance or reimburse expenses incurred in a proceeding, under any circumstances, except that no such indemnification shall be allowed on account of: (i) acts or omissions of the directors finally adjudged to be intentional misconduct or a knowing violation of the law; (ii) conduct of the director finally adjudged to be an unlawful distribution; or (iii) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property or services to which the director was not legally entitled.

     Written commentary by the drafters of the WBCA, which has the status of legislative history, specifically indicates that, under the WBCA, in a proceeding by or in the right of a corporation (e.g., a shareholder derivative suit), a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding for the individual's reasonable expenses incurred in connection with the proceeding if the individual acted in good faith, and, in the case of conduct in the individual's official capacity, he or she reasonably believed his or her conduct was in the best interests of the corporation (in all other cases, the individual must have reasonably believed that the conduct was not opposed to the corporation's best interests). In the case of a criminal proceeding, the individual must have had no reasonable cause to believe the conduct was unlawful. A corporation may not indemnify a director if the director is adjudged liable to the corporation, or the director is adjudged liable for receiving improper personal benefit in an action charging the same. The Company's Articles provide that it shall indemnify its directors and officers to the fullest extent permitted by Washington law.

     Under the DGCL, a corporation may not indemnify any director, officer, employee or agent made or threatened to be made party to any threatened, pending, or completed proceeding unless such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. The DGCL also establishes several mandatory rules for indemnification. In the case of a proceeding by or in the right of the corporation to procure a judgment in its favor (e.g., a stockholder derivative suit), a corporation may indemnify an officer, director, employee or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. No person, however, adjudged to be liable to the corporation may be indemnified unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. A director, officer, employee, or agent who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL's indemnification provisions must be indemnified by the corporation for reasonable expenses incurred therein, including attorney's fees. New NEXTLINK's charter documents provide for mandatory indemnification of it's officers and directors and certain other persons to the fullest extent permissible under Delaware law.

     The Company has included undertakings in various registration statements filed with the SEC that, in the event a claim for indemnification is asserted by a director or officer relating to liabilities under the Securities Act of 1933, the Company will submit to a court of appropriate jurisdiction the question of whether indemnification would be against public policy and will be governed by any final adjudication of such issue, unless in the opinion of its counsel the matter has been settled by controlling precedent.

  OTHER DIFFERENCES IN THE CHARTER DOCUMENTS AND BYLAWS

     New NEXTLINK's Certificate of Incorporation and bylaws differ from the Company's Articles of Incorporation and bylaws in other aspects. These differences generally are reflective of technical differences between Delaware and Washington law and a policy decision not to include provisions which are adequately covered by statute or not required to be included in such charter documents. None of these provisions, however, is expected to have a material effect on the governance of the Company.

TAX CONSEQUENCES

     In connection with the Reincorporation, the law firm of Davis Wright Tremaine LLP, counsel to the Company, will issue an opinion that the Reincorporation will constitute a tax free reorganization under the Code. Accordingly, it is anticipated that no gain or loss will be recognized for federal income tax purposes by the Company, New NEXTLINK, or their shareholders as a result of the Merger, and the tax basis and holding period for the shares of New NEXTLINK deemed received by the shareholders of the Company in exchange for the Company's shares will be the same as the tax basis and holding period of the shares of the Company deemed to be exchanged therefor. In addition, New NEXTLINK generally will succeed to the tax attributes of the Company.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The affirmative vote of a majority of the total number of votes attributable to all shares of Common Stock represented at the meeting is required to approve the Reincorporation, Merger and related Plan of Merger. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE REINCORPORATION, MERGER AND PLAN OF MERGER RELATED THERETO.

V.  RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has audited the Company's financial statements for the year ended December 31, 1997. The Board has selected Arthur Andersen LLP as independent public accountants for the Company for the year ending December 31, 1998. Although not required to be voted upon by the shareholders, the Board deems it appropriate for the selection to be submitted for ratification by the shareholders. The persons named in the accompanying proxy will vote the Common Stock represented by the proxy for ratification of the selection of Arthur Andersen LLP, unless a contrary choice has been specified in the proxy. If the shareholders do not ratify the selection of Arthur Andersen LLP by a majority vote, the selection of independent public accountants will be considered by the Board, although the Board would not be required to select different independent public accountants for the Company. The Board retains the power to select another firm as independent public accountants for the Company to replace a firm whose selection was ratified by the shareholders in the event the Board determines that the best interest of the Company warrants a change of its independent public accountants. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative is expected to be available to respond to appropriate questions.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The affirmative vote of a majority of the total number of votes attributable to all shares of Common Stock represented at the meeting is required to ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons named in the enclosed form of proxy will vote or refrain from voting in accordance with their best judgment.

                           PROPOSALS OF SHAREHOLDERS

     In order for proposals of shareholders to be included in the proxy materials for presentation at the 1999 Annual Meeting of Shareholders, such proposals must be received by the Corporate Secretary no later than December 21, 1998.

                      AVAILABILITY OF REPORTS ON FORM 10-K

     The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the year ended December 31, 1997, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to the Director, Investor Relations, NEXTLINK Communications, Inc. 155 108th Avenue N.E., Bellevue, Washington 98004.

                               OTHER INFORMATION

     The 1997 Annual Report of the Company for the fiscal year ended December 31, 1997 was mailed to shareholders prior to or together with the mailing of this Proxy Statement. Shareholders who did not receive a copy of the 1997 Annual Report with their Proxy Statement may obtain a copy by writing to or calling R. Bruce Easter, Jr., Secretary, Nextlink Communications, Inc., 155 108th Avenue N.E., Bellevue, Washington, 98004, telephone number (425) 519-8900.

                                          By Order of the Board of Directors,

                                          [SIGNATURE]

                                          R. Bruce Easter, Jr.
                                          Secretary
Bellevue, Washington
April   , 1998

                                                                      APPENDIX A

                          NEXTLINK COMMUNICATIONS, INC.
                                STOCK OPTION PLAN

        SECTION 1. Purpose. The purpose of this Stock Option Plan (this "Plan") is to provide a means whereby Nextlink Communications, Inc. (the "Company") or any parent or subsidiary of the Company, as defined in Subsection 5.9 (the "related entities"), may continue to attract, motivate and retain selected employees, officers and independent contractors who can materially contribute to the Company's growth and success, and to encourage stock ownership in the Company through granting incentive stock options or nonqualified stock options, or both, to purchase the Class A Common Stock of the Company (as defined in Section 3), so that such key employees and other persons and entities will more closely identify their interests with those of the Company and its shareholders. In addition, options under this Plan may serve as replacement options for options issued under the Equity Option Plan sponsored by the Company's predecessor.

        SECTION 2. Administration. This Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint or authorize a committee to administer this Plan, by such committee. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator."

               2.1 Procedures. The Board may designate one of the members of the Plan Administrator as chairperson. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

               2.2 Responsibilities. Except for the terms and conditions explicitly required in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option issued under this Plan, or of any rule or regulation promulgated in connection with this Plan, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options correspond to the requirements of Section 422 of the Internal Revenue Code (the "Code"), as amended, and the regulations thereunder.

               2.3 Section 16(b) Compliance and Bifurcation of Plan. In the event the Company registers any of its equity securities pursuant to Section 12(b) or 12(g) of the Exchange Act, it is the intention of the Company that this Plan, and options granted under this Plan, comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with such Section, the provision shall be deemed null and void, and in all events this Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in this Plan to the contrary, the Board, in its absolute discretion, may



Page 1 - STOCK OPTION PLAN
bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to participants who are officers and directors subject to
Section 16(b) of the Exchange Act without so restricting, limiting or conditioning other Plan participants.




        SECTION 3. Stock Subject to This Plan. The stock subject to this Plan shall be the Company's Class A Common Stock (the "Class A Common Stock"), presently authorized but unissued or now held or subsequently acquired by the Company as treasury shares. Subject to adjustment as provided in Section 7 of this Plan, the aggregate amount of Class A Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 9,854,696 shares as such Class A Common Stock was constituted on the effective date of this Plan. If any option granted under this Plan expires or is surrendered, canceled, terminated or exchanged for another option for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for purposes of this Plan, including use as replacement options that may be granted in exchange for such surrendered, canceled or terminated options.

        SECTION 4. Eligibility. An incentive stock option may be granted only to an individual who, at the time the option is granted, is an employee of the Company (or a corporate related entity, as described in Section 5.9) and who the Board may from time to time select for participation in this Plan. Members of the Board shall not be eligible for grants of incentive stock options unless they are also employees of the Company. At the discretion of the Plan Administrator, employees and independent contractors of the Company (including nonemployee directors) or any related entity may receive nonqualified stock options. Any party to whom an option is granted under this Plan shall be referred to in this Plan as an "Optionee."

        SECTION 5. Terms and Conditions of Options. Options granted under this Plan shall be evidenced by written agreements that contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

                5.1 Number of Shares. The maximum number of shares that may be purchased pursuant to the exercise of each option, which number shall be as established by the Plan Administrator.

                5.2 Price of Shares. The price per share at which each option is exercisable (the "exercise price") shall be as established by the Plan Administrator, provided that the Plan Administrator shall act in good faith to establish the exercise price as follows:

                        5.2.1 Incentive Stock Options and Nonqualified Stock Options. With respect to incentive stock options intended to qualify under
Section 422 of the Code, and subject to Subsection 5.2.2 below, the exercise price shall be not less than the fair market value per share of the Class A Common Stock at the time the option is granted, except with respect to the substitution of a new option for an old option, or an assumption of an old option, in accordance with Code Section 424(a). With respect to nonqualified stock options, the exercise price shall be the amount set by the Plan Administrator.


Page 2 - STOCK OPTION PLAN

                        5.2.2 Incentive Stock Options to Greater than 10% Shareholders. With respect to incentive stock options granted to greater than 10% shareholders of the Company, the exercise price shall be as required by
Section 6.

                        5.2.3 Fair Market Value. The fair market value per share of the Class A Common Stock for the purpose of determining the exercise price under this Section 5.2 shall be determined as follows:

                        (a) if the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange for the last market trading date prior to the time of determination as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable;

                        (b) if the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value shall be the mean between the high and low asked prices for the Common Stock on the last market trading date prior to the day of determination, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable; or

                        (c) In the absence of an established market for the Common Stock, fair market value shall be determined by the Plan Administrator in good faith at the time the option is granted.

                5.3 Term and Maturity. Subject to the restrictions contained in
Section 6 with respect to granting incentive stock options to greater than 10% shareholders of the Company, the term of each incentive stock option shall be 10 years from the date it is granted unless a shorter period of time is established by the Plan Administrator, but in no event shall the term of any incentive stock option exceed 10 years. The term of each nonqualified stock option shall be 15 years from the date it is granted, unless a shorter period of time is established by the Plan Administrator in the individual option agreement. To ensure that the Company or related entities will achieve the purpose and receive the benefits contemplated in this Plan, any option granted under this Plan shall, unless this condition is waived or modified by the Plan Administrator in the agreement evidencing the option, or by subsequent resolution of the Plan Administrator, be exercisable according to the following schedule:




Page 3 - STOCK OPTION PLAN

Period of Optionee's Continuous Relationship            Portion of Total Option
With the Company or Related Entity from the               Which is Exercisable
Date the Option is Granted


After one year                                                  25%
After two years                                                 50%
After three years                                               75%
After four years                                               100%


               5.4 Exercise. Subject to the vesting schedule described in subsection 5.3 above, if any, and to any additional holding period required by applicable law, each option may be exercised in whole or in part; provided, however, that only whole shares will be issued pursuant to the exercise of any option and that the exercise price shall not be less than the par value per share of the Class A Common Stock at the time the option is exercised. During an Optionee's lifetime, any stock options granted under this Plan are personal to him or her and are exercisable solely by such Optionee, except as provided in
Section 5.8. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price.

               5.5 Payment of Exercise Price. Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the Class A Common Stock being purchased.

               The Plan Administrator can determine at the time the option is granted for incentive stock options, or at any time before exercise for nonqualified stock options, that additional forms of payment will be permitted, including installment payments on such terms and over such period as the Plan Administrator may determine in its discretion. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

               (a) delivery of shares of stock of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;

               (b) delivery of a full-recourse promissory note executed by the Optionee, provided that (i) such note delivered in connection with an incentive stock option shall, and such note delivered in connection with a nonqualified stock option may, in the sole discretion of the Plan Administrator, bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes; (ii) the Plan Administrator in its sole discretion shall specify the term and other provisions of such note at the time an incentive stock option is granted or at any time prior to exercise of a nonqualified stock option; (iii) the Plan Administrator may require that the Optionee pledge the Optionee's shares to the Company for the purpose of securing the payment of such note and may require that the certificate



Page 4 - STOCK OPTION PLAN
representing such shares be held in escrow in order to perfect the Company's security interest; (iv) the note provides that 90 days following the Optionee's termination of employment with the Company or a related entity, the entire outstanding balance under the note shall become due and payable, if not previously due and payable; and (v) the Plan Administrator in its sole discretion may at any time restrict or rescind this right upon notification to the Optionee;

               (c) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise; provided, that the Plan Administrator, in its sole discretion, may at any time determine that this Subparagraph (c), to the extent the instructions to the broker call for an immediate sale of the shares, shall not be applicable to any Optionee who is subject to Section 16(b) of the Exchange Act if such transaction would result in a violation of Section 16(b), or is not an employee at the time of exercise;

               (d) delivery of a properly executed exercise notice, together with a request by the Optionee for the Company to pay the exercise price by withholding from the shares that would otherwise be issued that number of shares having a fair market value equal to the option exercise price; provided, the Plan Administrator retains complete discretion to honor or deny the Optionee's request for such a method of exercise.

               5.6 Shareholders' Agreement. To the extent required by the Plan Administrator upon exercise of an option the Optionee shall agree to enter into and be bound by the agreement then in effect, if any, between the Company and its shareholders relating to the repurchase by the Company of its outstanding Class A Common Stock.

               5.7 Withholding Tax Requirement. The Company or any related entity shall have the right to retain and withhold from any payment of cash or Class A Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Class A Common Stock to reimburse the Company or a related entity for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company, or related entity, is so reimbursed. In lieu of such withholding or reimbursement, the Company (or related entity) shall have the right to withhold from any other cash amounts due or to become due from the Company (or related entity) to the Optionee an amount equal to such taxes or to retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld as reimbursement for any such taxes and cancel (in whole or in part) any such shares so withheld.

               5.8 Nontransferability of Option. Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution; provided, with respect to a non-qualified stock option, an Optionee may transfer the option to a revocable trust created by the Optionee for the benefit of his or her descendants, to an immediate family member or to a partnership in which only


Page 5 - STOCK OPTION PLAN
immediate family members or such trusts are partners. Options under this Plan shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred by this Plan, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred by this Plan shall be null and void. Notwithstanding the foregoing, an Optionee may during the Optionee's lifetime, designate a person who may exercise the option after the Optionee's death by giving written notice of such designation to the Plan Administrator. Such designation may be changed from time to time by the Optionee by giving written notice to the Plan Administrator revoking any earlier designation and making a new designation.

               5.9 Termination of Relationship. If the Optionee's employment relationship with the Company or any related entity ceases for any reason other than termination for cause, death or permanent and total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a period of three months after such cessation, that portion of the Optionee's option which is exercisable at the time of such cessation. The Optionee's option, however, shall terminate at the end of the three month period following such cessation as to all Shares for which it has not been exercised, unless such provision is waived in the agreement evidencing the option or by resolution adopted by the Plan Administrator. If, in the case of an incentive stock option, an Optionee's relationship with the Company or related entity changes (i.e., from employee to nonemployee, such as a consultant), such change shall constitute a termination of an Optionee's employment with the Company or related entity and the Optionee's incentive stock option shall terminate in accordance with this subsection. Upon the expiration of the three month period following cessation of employment, the Plan Administrator shall have sole discretion in a particular circumstance to extend the exercise period following such cessation beyond that specified above. If, however, in the case of an incentive stock option, the Optionee does not exercise the Optionee's option within three months after cessation of employment, the option will no longer qualify as an incentive stock option under the Code.

               Upon an Optionee's termination of employment for cause, all of the optionee's outstanding (i.e., unexercised) options issued under this Plan shall immediately expire and no longer be available for exercise. For purposes of this Plan, a termination shall be considered for "cause" if the termination is attributable to the Optionee's: (a) Embezzlement; (b) use of illegal drugs or alcohol that materially impairs the Optionee's ability to fulfill his or her duties as an employee or independent contractor; (c) willful disclosure of trade secrets or confidential information of the Company; (d) dishonesty which results in substantial harm to the Company; or (e) conviction or confession of a criminal felony.

               If an Optionee's relationship with the Company or any related entity ceases because of a permanent and total disability, the Optionee's option shall not terminate, and in the case of an incentive stock option, shall not cease to be treated as an incentive stock option, until the end of the 12-month period following such cessation (unless by its terms it sooner terminates and expires). As used in this Plan, the term "permanent and total disability" has the same meaning provided in Code Section 22(e)(3).



Page 6 - STOCK OPTION PLAN

               For purposes of this subsection 5.9, a transfer of relationship between or among the Company and/or any related entity shall not be deemed to constitute a cessation of relationship with the Company or any of its related entities. For purposes of this subsection 5.9, with respect to incentive stock options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

               As used in this Plan, the term "related entity," when referring to a subsidiary, shall mean any business entity (other than the Company) which, at the time of the granting of the option, is in an unbroken chain of entities ending with the Company, if stock or voting interests possessing 50% or more of the total combined voting power of all classes of stock or other ownership interests of each of the entities other than the Company is owned by one of the other entities in such chain. When referring to a parent entity, the term "related entity" shall mean any entity in an unbroken chain of entities ending with the Company if, at the time of the granting of the option, each of the entities other than the Company owns stock or other ownership interests possessing 50% or more of the total combined voting power of all classes of stock (or other ownership interests) in one of the other entities in such chain. In addition, with respect to an incentive stock option, the definition of "related entity" as used in this Plan shall apply by only considering entities that are corporations.

               5.10 Death of Optionee. If an Optionee dies while he or she has a relationship with the Company or any related entity or dies within the three month period (or 12-month period in the case of totally disabled Optionees) following cessation of such relationship, any option held by such Optionee to the extent that the Optionee would have been entitled to exercise such option, may be exercised within one year after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution.

               5.11 Status of Shareholder. Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

               5.12 Continuation of Employment. Nothing in this Plan or in any option granted pursuant to this Plan shall confer upon any Optionee any right to continue in the employ of the Company or of a related entity, or to interfere in any way with the right of the Company or of any related entity to terminate his or her employment or other relationship with the Company or a related entity at any time.

               5.13 Modification and Amendment of Option. Subject to the requirements of Code Section 422 with respect to incentive stock options and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend outstanding options granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the


Page 7 - STOCK OPTION PLAN
obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding incentive stock options granted under this Plan shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause any incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

               5.14 Limitation on Value for Incentive Stock Options. As to all incentive stock options granted under the terms of this Plan, to the extent that the aggregate fair market value (determined at the time the incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related entity or a predecessor corporation) exceeds $100,000, those options (or the portion of an option) beyond the $100,000 threshold shall be treated as nonqualified stock options. The previous sentence shall not apply if the Internal Revenue Service publicly rules, issues a private ruling to the Company, any Optionee, or any legatee, personal representative or distributee of an Optionee or issues regulations changing or eliminating such annual limit.

        SECTION 6. Greater Than 10% Shareholders.

               6.1 Exercise Price and Term of Incentive Stock Options. If incentive stock options are granted under this Plan to employees who own more than 10% of the total combined voting power of all classes of stock of the Company or any related entity, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the Class A Common Stock at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document.

               6.2 Attribution Rule. For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase stock of the Company, the stock subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 6, stock owned by an employee shall include all stock actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

        SECTION 7. Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under this Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.



Page 8 - STOCK OPTION PLAN

               7.1 Effect of Liquidation, Reorganization or Change in Control.

                      7.1.1 Cash, Stock or Other Property for Stock. Except as provided in subsection 7.1.2, upon a merger (other than a merger of the Company in which the holders of Class A Common Stock immediately prior to the merger have the same proportionate ownership of Class A Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Class A Common Stock, any option granted under this Plan shall terminate. Notwithstanding the foregoing, the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such option in whole or in part, to the extent the vesting requirements set forth in this Plan have been satisfied, unless stated otherwise in the Optionee's individual option agreement.

                      7.1.2 Conversion of Options on Stock for Stock Exchange. If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Class A Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Class A Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted under this Plan shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted under this Plan shall not be converted into options to purchase shares of Exchange Stock, but instead shall terminate in accordance with the provisions of subsection 7.1.1. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted under this Plan in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Class A Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless accelerated by the Board, the vesting schedule set forth in the option agreement shall continue to apply for the Exchange Stock.

                      7.1.3 Change in Control. In the event of a "Change in Control," as defined in Section 7.1.4 below, of the Company after the Company has registered any of its equity securities pursuant to Section 12(b) or 12(g) of the Exchange Act, unless otherwise determined by the Board prior to the occurrence of such Change in Control, any options or portions of such options outstanding as of the date such Change in Control is determined to have occurred that are not yet fully vested shall not become fully vested merely by the occurrence of a Change in Control.

                      7.1.4 Definition of "Change in Control." For purposes of this Plan, a "Change in Control" shall mean (a) the first approval by the Board or by the stockholders of the Company of an Extraordinary Event, (b) a Purchase, or (c) a Board Change.


Page 9 - STOCK OPTION PLAN

                For purposes of the Plan, an "Extraordinary Event" shall mean any of the following actions:

               (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Class A Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

               (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; or

               (iii) the adoption of any plan or proposal for liquidation or dissolution of the Company.

               For purposes of the Plan, a "Purchase" shall mean the acquisition by any person (as such term is defined in Section 13(d) of the Exchange Act) of any shares of Class A Common Stock or securities convertible into Class A Common Stock) without the prior approval of a majority of the Continuing Directors (as defined below) of the Company, if after making such acquisition such person is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange
Act) directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (calculated as provided in paragraph (d) of such Rule 13d-3).

               For purposes of the Plan, a "Board Change" shall have occurred if individuals who constitute the Board of the Company at the time of adoption of this Plan (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to the date of adoption of this Plan whose nomination for election was approved by a vote of at least a majority of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director.

                7.2 Fractional Shares. In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

                7.3 Determination of Board to Be Final. All Section 7 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent of such adjustments, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause his or her


Page 10 - STOCK OPTION PLAN
incentive stock option issued under this Plan to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

        SECTION 8. Securities Regulation. Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant to the exercise of such option shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares under this Plan. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares under this Plan or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

               As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

               Should any of the Company's capital stock of the same class as the stock subject to options granted under this Plan be listed on a national securities exchange, all stock issued under this Plan if not previously listed on such exchange shall be authorized by that exchange for listing on such exchange prior to the issuance of such stock.

        SECTION 9. Amendment and Termination.

               9.1 Board Action. The Board may at any time suspend, amend or terminate this Plan, provided that except as set forth in Section 7, the approval of the Company's shareholders is necessary within 12 months before or after the adoption by the Board of any amendment which will:



Page 11 - STOCK OPTION PLAN

                      (a) increase the number of shares which are to be reserved for the issuance of options under this Plan;

                      (b) permit the granting of stock options to a class of persons other than those presently permitted to receive stock options under this Plan; or

                      (c) require shareholder approval under applicable law, including Section 16(b) of the Exchange Act.

               Any amendment to this Plan that would constitute a "modification" to incentive stock options outstanding on the date of such amendment shall not be applicable to outstanding incentive stock options, but shall have prospective effect only, unless individual Optionees agree otherwise.

               9.2 Automatic Termination. Unless sooner terminated by the Board, this Plan shall terminate ten years from the earlier of (a) the date on which this Plan is adopted by the Board or (b) the date on which this Plan is approved by the shareholders of the Company. No option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option previously granted under this Plan.

        SECTION 10. Effectiveness of This Plan. This Plan shall become effective upon adoption by the Board so long as it is approved by the Company's shareholders any time within 12 months before or after the adoption of this Plan.


Page 12 - STOCK OPTION PLAN

                                                                      APPENDIX B

                          NEXTLINK COMMUNICATIONS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

        1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase the Class A Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.     Definitions.

               (a) "Board" shall mean the Board of Directors of the Company.

               (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (c) "Committee" shall mean the full Board, the Compensation Committee of the Board, or such other committee as may be appointed by the Board, which shall be the administrative committee for the Plan.

               (d) "Common Stock" shall mean the Class A Common Stock of the Company, $0.022658473 par value per share.

               (e) "Company" shall mean Nextlink Communications, Inc., a Washington corporation.

               (f) "Compensation" shall mean all wages, salary, overtime, bonuses, and commissions.

               (g) "Designated Subsidiaries" shall mean all of the Subsidiaries at any time and from time to time, unless the Board designates otherwise.

               (h) "Employee" shall mean any individual who is an employee of the Company or a Designated Subsidiary for purposes of tax withholding under the Code, whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

               (i) "Enrollment Date" shall mean the first Trading Day of each Offering Period.

               (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (k) "Exercise Date" shall mean the last Trading Day of each Offering Period.

               (l) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                      (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), its Fair Market Value shall be the average of the high and low sale price for the Common Stock (or the average of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination, if such date is a Trading Day, or if such date is not a Trading Day, then on the Trading Day immediately preceding such date, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                      (2) If the Common Stock is quoted on NASDAQ (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the average of the closing bid and asked prices for the Common Stock on the date of such determination, if such date is a Trading Day, or if such date is not a Trading Day, then on the Trading Day immediately preceding such date, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                      (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

               (m) "Offering Period" shall mean, subject to the second sentence of Section 4 hereof, each calendar month commencing on the first Trading Day of the month and ending on the last Trading Day of the month; provided, however that the first Offering Period shall commence on [June 1], 1998.

               (n) "Parent" shall mean a corporation which is a "parent corporation" of the Company within the meaning of section 424(e) of the Code.

               (o) "Plan" shall mean this Nextlink Communications, Inc. Employee Stock Purchase Plan.

               (p) "Purchase Price" shall mean an amount equal to 85% of the average of the Fair Market Value of a share of Common Stock on (i) the Enrollment Date and (ii) the Exercise Date.

               (q) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

               (r) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act or any successor provision.

               (s) "Subsidiary" shall mean a corporation which is a "subsidiary corporation" of the Company within the meaning of section 424(f) of the Code.

               (t) "Trading Day" shall mean a day on which national stock exchanges and NASDAQ are open for trading.

        3.     Eligibility.

               (a) Each person who is an Employee, on a given Enrollment Date, shall be eligible to participate in the Plan.

               (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee would own stock (together with stock owned by any other person or entity that would be attributed to such Employee pursuant to section 424(d) of the Code) of the Company (including, for this purpose, all shares of stock subject to any outstanding options to purchase such stock, whether or not currently exercisable and irrespective of whether such options are subject to the favorable tax treatment of section 421(a) of the Code) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (within the meaning of section 423 of the Code) of the Company and its Parents and Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined at the Fair Market Value of the Common Stock at the time such option is granted) for each calendar year in which such option is outstanding at any time. The limitation described in clause (ii) of the preceding sentence shall be applied in a manner consistent with Section 423(b)(8) of the Code.

        4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods continuing from the first Offering Period until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least twenty-five (25) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

        5.     Participation.

               (a) An Employee may become a participant in the Plan for an Offering Period by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Committee no later than the 20th day of the month immediately prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Board for all Employees with respect to a given Offering Period. A participant's subscription agreement shall remain in effect for successive Offering Periods unless the participant (i) ceases participation by delivery of a new subscription agreement indicating his or her desire to cease participation in future Offering Periods or (ii) withdraws from an Offering Period pursuant to Section 10 hereof. Upon a participant's election to cease participation in the Plan, any amount remaining in his account shall be returned to him promptly after the end of the Offering Period during which he has elected to cease participation.

               (b) Payroll deductions for a participant shall commence on the first payroll date on or following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

        6.     Payroll Deductions.

               (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount (expressed as a whole number percentage) not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that the maximum number of shares which may be purchased by any participant during any Offering Period is the number of shares equal to $25,000 minus the fair market value of the number of shares of Common Stock previously purchased during such calendar year, such fair market value determined as of each such prior Enrollment Date during the calendar year with respect to which the shares were previously purchased, divided by the fair market value of the Common Stock on the Enrollment Date for the current Offering Period.

               (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

               (c) A participant may discontinue his or her participation in the Plan, as provided in Section 10 hereof, at any time during the Offering Period prior to the Exercise Date. Once an Offering Period has commenced, a participant may not increase or decrease the rate of his or her payroll deductions for that Offering Period, but may, during that Offering Period, increase or decrease the rate of his or her payroll deductions for the next succeeding Offering Period, by completing or filing with the Committee a new subscription agreement, no later than the 20th day of the month immediately prior to the end of that Offering Period, authorizing a change in payroll deduction rate.

               (d) Notwithstanding the foregoing, a participant's payroll deductions may be decreased to 0% (i) at any time, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, and (ii) for each Offering Period, at such time during such Offering Period that the aggregate fair market value of the Common Stock (measured as of the date of each respective Enrollment Date) previously purchased when added to the fair market value of the shares of Common Stock to be purchased with respect to such then current Offering Period equals or would exceed $25,000 in such calendar year. Subject to the preceding sentence, payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the next succeeding Offering Period, unless terminated by the participant as provided in Section 10 hereof.

               (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provisions for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

        7. Grant of Option. On the Enrollment Date of each Offering Period, each Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Purchase Price; provided, however, that the maximum number of shares which may be purchased by any participant during any Offering Period is the number of shares equal to $25,000 minus the fair market value of the number of shares of Common Stock previously purchased during such calendar year, such fair market value determined as of each such prior Enrollment Date during the calendar year with respect to which the shares were previously purchased, divided by the fair market value of the Common Stock on the Enrollment Date for the current Offering Period, and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to
Section 10 hereof, and shall expire on the last day of the Offering Period.

        8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and, subject to the limitations set forth in Sections 3(b), 7 and 12 hereof, the maximum number of full and fractional shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by the participant.

        9. Crediting of Shares and Delivery or Sale of Shares. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the full and fractional shares of Common Stock to be held by the Company on behalf of the participant or deposited in the brokerage account of each participant at a brokerage house designated by the Committee. The shares shall be held by the Company or in such brokerage account until such time as the participant, or his or her designated beneficiary or estate in the event of a participant's death, requests delivery of a stock certificate representing any full shares of Common Stock or requests that any shares be sold and the proceeds therefrom be distributed to such participant. Upon the request of a participant, or his or her designated beneficiary or estate in the event of a participant's death, any fractional shares of Common Stock will be distributed in cash in the form of a check having a value equal to the value of such fractional shares.

        10.    Withdrawal; Termination of Employment.


               (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to the Exercise Date of an Offering Period by giving written notice to the Committee in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account but not yet used to purchase shares will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from the Plan during an Offering Period, he or she may not resume participation in the next succeeding Offering Period. A Participant who has withdrawn from an Offering Period will be ineligible for future participation for the six consecutive Offering Periods immediately following the Offering Period during which he or she withdrew from the Plan and cannot resume participation in the Plan until the seventh succeeding Offering Period. He or she may resume participation for any such subsequent Offering Period by delivering to the Company a new subscription agreement no later than the 20th day of the month immediately prior to the Enrollment Date for such Offering Period.

               (b) Upon a participant's ceasing to be an Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be distributed to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant's option will be automatically terminated. Any full or fractional shares of Common Stock held in the brokerage account of such participant shall remain in such account until such participant or, in the case of his or her death, the person or persons designated under Section 14 hereof, request that a certificate representing the shares be distributed or that such shares be sold and the proceeds from the sale distributed to the participant, or such other person. Upon a participant's request, any fractional shares of Common Stock will be distributed in cash in the form of a check having a value equal to the value of such fractional shares.

               (c) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company.

        11.    Interest.

               No interest or other increment shall accrue or be payable with respect to any of the payroll deductions of a participant in the Plan.

        12.    Stock.

               (a) The shares of Common Stock to be offered and sold to participants under the Plan may, at the election of the Company, be either treasury shares, shares acquired on the open market by an independent brokerage firm specifically to satisfy obligations under the Plan or authorized but previously unissued shares of Common Stock. The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 3,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

               (b) No participant will have an interest or voting right in shares covered by his option until such option has been exercised. All shares of Common Stock held by the Company or in a participant's brokerage account on behalf of a participant shall be voted by such participant. Dividends accruing on shares of Common Stock, if any, held in a participant's brokerage account shall be reinvested in shares of Common Stock at the full market value of such shares at the time of purchase and deposited in such brokerage account until such time as the participant requests delivery or sale of shares of Common Stock as set forth in Section 9 herein.

               (c) Shares to be held by the Company or deposited into a participant's brokerage account under the Plan will be registered in the name of the participant.

        13.    Administration.

               (a) Administrative Body. The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. The Committee shall also have authority to develop, amend and terminate rules governing the operation of the Plan in conformity with the terms of the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

               (b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

        14.    Designation of Beneficiary.

               (a) A participant may file a written designation of a beneficiary who is to receive the rights to any full or fractional shares of Common Stock in the participant's brokerage account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to distribution of such shares to such participant. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option.

               (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the executor or administrator of the estate of the participant shall have all the rights to the cash and or shares of Common Stock attributable to such participant or his or her brokerage account under the Plan.

        15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

        16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, within such time as the Committee may reasonably determine, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of full and fractional shares purchased and held in the participant's brokerage account.

        18.    Adjustments Upon Changes in Capitalization.

               (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

               (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

               (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the new Exercise Date and that his or her option will be exercised automatically on the new Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

               The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common

Stock, and in the event of the Company being consolidated with or merged into any other corporation.

        19.    Amendment or Termination.

               (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination may adversely affect options previously granted; provided, that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

               (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or the Committee) shall be entitled to change the Offering Periods, limit the frequency or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or the Committee) finds, in its sole discretion, advisable and consistent with the Plan.

        20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years thereafter unless sooner terminated under Section 19 hereof.

As adopted by the Board of Directors
of Nextlink Communications, Inc.
on March 26, 1998

                                    EXHIBIT A

                          NEXTLINK COMMUNICATIONS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT

___     Original Application                      Enrollment Date:____________
___     Change in Payroll Deduction Rate
___     Change of Beneficiary(ies)
___     Cease future participation in Plan

1.      _______________________________ hereby elects to ____ participate in
        ____ cease participation in (check one) the Nextlink Communications, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") for the Offering Period commencing on the Enrollment Date listed above.

2. I understand that by choosing to participate in the Employee Stock Purchase Plan I have chosen to subscribes to purchase shares of the Company's Class A Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

3. I hereby authorize payroll deductions from each paycheck in the amount of ____% (a whole number not to exceed 10%) of my Compensation on each payday during this Offering Period and all future Offering Periods in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

4. I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option on the applicable Exercise Date.

5. I have received a copy of "Information Regarding the Nextlink Communications, Inc. Employee Stock Purchase Plan," which is accompanied by a copy of the complete "Nextlink Communications, Inc. Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan.

6. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name of (Employee Only):________________________________

        ___________________________________________________________________. I
        understand that shares purchased by me under the Plan will be held in an account for me by the Company or a brokerage firm until I request delivery of such shares.

7. I understand that, under current Federal income tax law, if I dispose of any shares received by me pursuant to the Plan within two years after the Enrollment Date (i.e., within two years after the first day of the Offering Period during which I purchased such shares), I will be treated for Federal income tax purposes as having made a disqualifying disposition, and as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares. The remainder of the gain, if any, recognized on such disqualifying disposition will be taxed as capital gain. I hereby agree to notify the Company in writing within 30 days after the date of any disqualifying disposition of my shares and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon such disqualifying disposition. The Company may, but will not be obligated to, withhold from my Compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or disqualifying disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period in which the shares were purchased. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

8. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

9. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

Name: (Please Print)

_______________________________________________________________________________
(Last)                          (First)            (Middle)

_________________________                   ___________________________________
Relationship

                                            ___________________________________
                                            (Address)


Name: (Please Print)

_______________________________________________________________________________
(Last)                          (First)            (Middle)

_________________________                   ___________________________________
Relationship

                                            ___________________________________
                                            (Address)

Employee's Social
Security Number:                            ___________________________________

Employee's Address:                         ___________________________________

                                            ___________________________________

                                            ___________________________________

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME AND THAT ANY AMOUNT REMAINING IN MY ACCOUNT FOLLOWING AN EXERCISE DATE SHALL, UNLESS EARLIER WITHDRAWN, BE USED TO PURCHASE SHARES IN THE NEXT SUCCEEDING OFFERING PERIOD. IF I HAVE CHOSEN TO CEASE PARTICIPATION IN THE PLAN, ANY AMOUNT REMAINING IN MY ACCOUNT WILL BE RETURNED TO ME.

Dated: __________________                   ___________________________________
                                            Signature of Employee

                                    EXHIBIT B

                          NEXTLINK COMMUNICATIONS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

        The undersigned participant in the Offering Period of the Nextlink Communications, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") which began on ______________________ , 19___ (the "Enrollment Date")
hereby notifies the Company that he or she hereby withdraws from the Offering Period. The undersigned hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned also understands that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned may not participate in the Employee Stock Purchase Plan for the six consecutive Offering Periods immediately following the current Offering Period. The undersigned may resume participation in the Employee Stock Purchase Plan (if otherwise eligible) in the seventh or any future Offering Period following the current Offering Period only by delivering to the Company a new Subscription Agreement within the requisite time period set forth in of the Employee Stock Purchase Plan for such Offering Period.

                                            Name and Address of Participant

                                            ___________________________________

                                            ___________________________________

                                            ___________________________________

                                            Signature:

                                            ___________________________________

                                            Date: _____________________________

                                   APPENDIX C

                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                        NEW NEXTLINK COMMUNICATIONS, INC.
                            (A DELAWARE CORPORATION)

                                       AND

                          NEXTLINK COMMUNICATIONS, INC.
                           (A WASHINGTON CORPORATION)

       This Agreement and Plan of Merger ("Merger Agreement") is made and entered into on this ___ day of ____________, 1998, by and between New NEXTLINK Communications, Inc., a Delaware corporation ("NEXTLINK-DE") and NEXTLINK Communications, Inc., a Washington corporation ("NEXTLINK-WA").

                                    RECITALS

        WHEREAS, NEXTLINK-DE is a corporation organized and existing under the laws of the State of Delaware, its Certificate of Incorporation having been filed in the Office of the Secretary of State of the State of Delaware on _____________, 1998; and

        WHEREAS, NEXTLINK-WA is a corporation organized and existing under the laws of the State of Washington; and

        WHEREAS, the Boards of Directors of both NEXTLINK-DE and NEXTLINK-WA deem it advisable that NEXTLINK-WA be merged into NEXTLINK-DE, on the terms and conditions set forth herein (the "Plan of Merger"), in accordance with the applicable provisions of the laws of the States of Delaware and Washington respectively, which permit such merger (the "Merger");

        NOW, THEREFORE, NEXTLINK-DE and NEXTLINK-WA, by their respective Boards of Directors, hereby agree as follows:

                                    ARTICLE I

        1.1. MERGER. NEXTLINK-DE and NEXTLINK-WA shall be merged into a single corporation, in accordance with applicable provisions of the laws of the State of Washington and of the State of Delaware, by NEXTLINK-WA merging into NEXTLINK-DE, which shall be the surviving corporation.

        1.2. EFFECTIVE DATE. The Plan of Merger shall become effective immediately upon filing, in accordance with the laws of Delaware and Washington. Such date and time shall hereinafter be referred to as the "Effective Date of Merger."

        1.3. EFFECT OF MERGER. Upon the Effective Date of Merger, NEXTLINK-DE and NEXTLINK-WA shall become a single corporation, which shall be NEXTLINK-DE as the surviving corporation, and the separate existence of NEXTLINK-WA shall cease except to the extent provided by the laws of the State of Washington.

                                   ARTICLE II

        2.1. CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation and Bylaws of NEXTLINK-DE, as existing at the Effective Date of Merger, shall be the Certificate of Incorporation and Bylaws of the surviving corporation until altered, amended or repealed in accordance with such Certificate of Incorporation, Bylaws, and the laws of Delaware.

        2.2 DIRECTORS AND OFFICERS. The directors and officers of NEXTLINK-WA, as existing at the Effective Date of Merger, shall be the directors and officers of the surviving corporation, to hold office until their respective successors have been duly elected.

                                   ARTICLE III

        3.1 STOCK. The outstanding shares of NEXTLINK-WA shall be converted into shares of NEXTLINK-DE as follows, without any required action on the part of the holders thereof: (1) each outstanding share of NEXTLINK-WA's Class A Common Stock will automatically be converted into one share of NEXTLINK-DE Class A Common Stock; (2) each outstanding share of NEXTLINK-WA's Class B Common Stock will automatically be converted into one share of NEXTLINK-DE Class B Common Stock; (3) each outstanding share of NEXTLINK-WA's 14% Senior Exchangeable Redeemable Preferred Shares will automatically be converted into one share of NEXTLINK-DE 14% Senior Exchangeable Redeemable Preferred Shares; and (4) each outstanding share of Nextlink-WA's 6 1/2% Cumulative Convertible Preferred Stock will automatically be converted into one share of NEXTLINK-DE 6 1/2% Cumulative Convertible Preferred Stock. The Class A Common Stock of NEXTLINK-WA is quoted on the NASDAQ Market, and after the Effective Date of Merger NEXTLINK-DE's Class A Common Stock will continue to be traded on the NASDAQ Market under the symbol "NXLK."

        3.2 ACQUISITION RIGHTS. Upon the Effective Date of Merger, NEXTLINK-DE will assume and continue all existing stock option plans of NEXTLINK-WA. Upon the Effective Date of Merger, all outstanding and unexercised options, warrants, convertible debentures or other rights to acquire stock of NEXTLINK-WA (such options, warrants, debentures and other rights collectively, "Acquisition Rights") shall become Acquisition Rights to acquire stock of NEXTLINK-DE, with no changes in the terms or conditions of such Acquisition Rights.

        3.3 STOCK CERTIFICATES. Upon the Effective Date of Merger, each stock certificate representing issued and outstanding shares of NEXTLINK-WA's Series A Common Stock, Series B Common Stock, 14% Senior Exchangeable Redeemable Preferred Shares, and 6 1/2% Cumulative Convertible Preferred Stock will continue to represent the same number of shares of, and shall be deemed for all purposes to evidence ownership of, NEXTLINK-DE Series A Common Stock, Series B Common Stock, 14% Senior Exchangeable Redeemable Preferred Shares, and 6 1/2% Cumulative Convertible Preferred Stock, respectively, into which the shares of



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

NEXTLINK-WA have been converted as provided herein. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF NEXTLINK-DE. However, shareholders may exchange their certificates if they so choose. The registered owners on the books and records of NEXTLINK-WA of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to NEXTLINK-DE, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of NEXTLINK-DE evidenced by such outstanding certificates as above provided.

                                   ARTICLE IV

        4.1 SUCCESSION. At and after the Effective Date of Merger, NEXTLINK-DE shall have all the rights, privileges, immunities, properties, powers, franchises and authority, and shall be subject to all of the duties, liabilities and other obligations of NEXTLINK-WA.

                                    ARTICLE V

        5.1 ABANDONMENT. This Merger Agreement may be terminated and the Merger abandoned for any reason whatsoever, by mutual consent of the Boards of Directors of NEXTLINK-DE and NEXTLINK-WA, at any time prior to the Effective Date of Merger, notwithstanding adoption of this Merger Agreement by the shareholders of NEXTLINK-DE and NEXTLINK-WA.

        5.2 AMENDMENT. This Merger Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof. This Merger Agreement may be amended at any time prior to the Effective Date of Merger by mutual consent of the Boards of Directors of NEXTLINK-DE and NEXTLINK-WA; provided, however, that no such amendment shall adversely affect the rights of the shareholders of NEXTLINK-WA subsequent to the adoption and approval of this Merger Agreement by the shareholders of NEXTLINK-WA or violate applicable law.

        5.3 COUNTERPARTS. This Merger Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same instrument.




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


        IN WITNESS WHEREOF, NEXTLINK-DE and NEXTLINK-WA, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused this Merger Agreement to be executed by an authorized officer of each party thereto.



                             New NEXTLINK Communications, Inc.,
                             a Delaware corporation

                             By  _____________________________
                               Its


                             NEXTLINK Communications, Inc.,
                             a Washington corporation

                             By  _____________________________
                               Its



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


                                      PROXY

     FOR ANNUAL MEETING OF THE SHAREHOLDERS OF NEXTLINK COMMUNICATIONS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Wayne M. Perry and James F. Voelker, and each of them, as proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned the number of shares of common stock of NEXTLINK Communications, Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on May 20, 1998, and at any adjournment or postponement thereof. The undersigned directs that this Proxy be voted as directed on the reverse side.

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES IN ITEM 1 AND "FOR" ITEMS 2, 3, 4 AND 5.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                              PLEASE MARK YOUR VOTE
                        AS INDICATED IN THIS EXAMPLE [X]

1.      Election of Directors:    [ ]  FOR all Nominees (except as indicated to
                                       the contrary below)
                                  [ ]  WITHHOLD AUTHORITY (to vote for all
                                       nominees listed below)

        Steven W. Hooper, Wayne M. Perry, James F. Voelker, Craig O. McCaw, Dennis Weibling, Scot Jarvis, William A. Hoglund, Sharon L. Nelson, Jeffrey S. Raikes

        INSTRUCTIONS: To withhold authority to vote for one or more individual nominees, print that nominee's name in the following space:

        -----------------------------------------------------------------------

2. Approve an additional of 5,441,336 shares to be available under the Company's Stock Option Plan.

        FOR [ ]                     AGAINST [ ]                   ABSTAIN [ ]

3.      Approve the Company's Employee Stock Purchase Plan.

        FOR [ ]                     AGAINST [ ]                   ABSTAIN [ ]

4. Approve the change in the Company's state of incorporation from Washington to Delaware by a merger with and into a newly formed, wholly-owned Delaware subsidiary.

        FOR [ ]                     AGAINST [ ]                   ABSTAIN [ ]

5. Approve the appointment of Arthur Andersen LLP as Independent certified public accountants.

        FOR [ ]                     AGAINST [ ]                   ABSTAIN [ ]

Note--such other business as may properly come before the meeting or any adjournment thereof.

    YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THIS PROXY CARD PROMPTLY.

        When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature____________________________________________

Signature if held jointly____________________________

Dated:______________________________, 1998



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